                                                                     EXHIBIT 2.2

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  by and among

                             CONEXANT SYSTEMS, INC.

                                       and

                     THE SHAREHOLDERS AND OPTION HOLDERS OF
                        MICROCOSM COMMUNICATIONS LIMITED


                       ----------------------------------


                           Dated as of January 6, 2000

                       -----------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  Definitions........................................................2


ARTICLE II  PURCHASE AND SALE OF SHARES AND EXCHANGE OF OPTIONS..............17

    Section 2.1.   Purchase and Sale of Shares and Exchange of Options.......17
    Section 2.2.   Closing Payments..........................................18
    Section 2.3.   Payment of Indemnification Holdback.......................20
    Section 2.4.   Technology Earn-Out.......................................25
    Section 2.5.   Performance Earn-Out......................................27
    Section 2.6.   Buyer Stock and Buyer Options.............................30
    Section 2.7.   Earn-Out Protections......................................33
    Section 2.8.   Consideration Adjustments.................................35
    Section 2.9.   Pond Stock Certificates...................................36

ARTICLE III  CLOSING.........................................................37

    Section 3.1.   Closing...................................................37
    Section 3.2.   Closing Deliveries of Sellers.............................37
    Section 3.3.   Closing Deliveries of Buyer...............................38
    Section 3.4.   Transfer Taxes............................................39
    Section 3.5.   Non-Warrantor Sellers Finders' Fees.......................39
    Section 3.6.   Sellers Expense Amount....................................40

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EACH SELLER....................40


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF WARRANTOR SELLERS...............40


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER..........................40


ARTICLE VII  COVENANTS.......................................................40

    Section 7.1.   Public Announcements......................................40
    Section 7.2.   Further Assurances........................................41
    Section 7.3.   Confidential Information..................................41

                                                                            Page
                                                                            ----
    Section 7.4.   Registration Rights.......................................42
    Section 7.5.   Employment Matters........................................43
    Section 7.6.   Power of Attorney.........................................43
    Section 7.7.   Stock Certificates; Option Agreements.....................43

ARTICLE VIII  RELEASES AND WAIVERS...........................................44

    Section 8.1.   General Release...........................................44
    Section 8.2.   Waiver of Preemptive Rights...............................45

ARTICLE IX  [INTENTIONALLY OMITTED]..........................................46


ARTICLE X  [INTENTIONALLY OMITTED]...........................................46


ARTICLE XI  SURVIVAL.........................................................46

    Section 11.1.  Survival..................................................46

ARTICLE XII  INDEMNIFICATION.................................................47

    Section 12.1.  Individual Warrantor Indemnification......................47
    Section 12.2.  Joint Warrantor Indemnification...........................47
    Section 12.3.  Buyer Indemnification.....................................48
    Section 12.4.  Indemnification Procedures................................48
    Section 12.5.  Procedures for Third Party Claims.........................53
    Section 12.6.  Certain Rights and Limitations............................57

ARTICLE XIII  RESTRICTIVE COVENANT...........................................63

    Section 13.1.  Non-compete...............................................63
    Section 13.2.  Non-solicitation of Employees.............................64
    Section 13.3.  Remedies..................................................64
    Section 13.4.  Severability..............................................64
    Section 13.5.  Non-exclusivity...........................................64

ARTICLE XIV  GENERAL PROVISIONS..............................................65

    Section 14.1.  Assignment................................................65
    Section 14.2.  Parties in Interest.......................................65
    Section 14.3.  Amendment.................................................66
    Section 14.4.  Waiver; Remedies..........................................66
    Section 14.5.  [Intentionally omitted]...................................66
    Section 14.6.  Fees and Expenses.........................................66
    Section 14.7.  Notices...................................................67

                                                                            Page
                                                                            ----
    Section 14.8.  Captions; Currency........................................69
    Section 14.9.  Entire Agreement..........................................69
    Section 14.10. Severability..............................................70
    Section 14.11. Consent to Jurisdiction; Waiver of Jury Trial.............70
    Section 14.12. Schedules and Exhibits; Disclosure........................71
    Section 14.13. Governing Law.............................................72
    Section 14.14. Counterparts..............................................72
    Section 14.15. Specific Performance......................................72
    Section 14.16. Construction; Interpretation..............................72
    Section 14.17. Performance by Certain Affiliates.........................73
    Section 14.18. Warrantor Representative..................................73
    Section 14.19. Non-Warrantor Representative..............................76

                                    EXHIBITS
                                    --------
Exhibit    A         -   Technology Milestones
Exhibit    B         -   Representations and Warranties of Each Seller
Exhibit    C         -   Representations and Warranties of Warrantor Sellers
Exhibit    D         -   Representations and Warranties of Buyer


                                    SCHEDULES
                                    ---------

Schedule   2.2       -   Closing Payments; Sellers Expense Amounts
Schedule   3.5       -   Non-Warrantor Sellers Finders' Fees
Schedule   4.4       -   Title to Stock
Schedule   4.5       -   Government Approvals
Schedule   5.1       -   Foreign Establishments and Jurisdictions in which the
                             Company Transacts Business
Schedule   5.2       -   No Breach
Schedule   5.3       -   Company Stock and Options Outstanding
Schedule   5.5       -   Affiliate Transactions
Schedule   5.6(g)    -   Residence for Tax Purposes
Schedule   5.6(j)    -   Tax Correspondence
Schedule   5.6(p)    -   Tax Audit Matters
Schedule   5.6(u)    -   Stamp Duty
Schedule   5.7(b)    -   Commitments Relating to Intellectual Property
Schedule   5.7(c)    -   Intellectual Property Matters
Schedule   5.7(d)    -   Confidentiality
Schedule   5.8(a)    -   Debenture
Schedule   5.8(c)    -   Leased Premises
Schedule   5.9(a)    -   Contracts
Schedule   5.9(b)    -   Certain Contracts
Schedule   5.9(c)    -   Contract Matters
Schedule   5.9(d)    -   Change in Control Provisions
Schedule   5.10(a)   -   Litigation
Schedule   5.12(a)   -   Statutory Accounts and Management Accounts
Schedule   5.12(b)   -   Liabilities
Schedule   5.12(e)   -   Year 2000
Schedule   5.13(a)   -   Compliance with Laws
Schedule   5.14      -   Licenses

Schedule   5.15(a)   -   Collective Bargaining
Schedule   5.15(b)   -   Plans
Schedule   5.15(c)   -   Employee Agreements
Schedule   5.15(d)   -   Employee Information
Schedule   5.15(e)   -   Non-UK Employees
Schedule   5.16(a)   -   Material Adverse Effect
Schedule   5.16(b)   -   Material Events
Schedule   5.18      -   Governmental Approvals
Schedule   5.20(a)   -   Insurance Policies
Schedule   5.20(b)   -   Insurance Against All Risks
Schedule   5.21      -   Bank Accounts and Powers of Attorney
Schedule   5.23      -   Supplemental Information Reviewed by the
                             Buyer and/or Its Legal and Financial
                             Advisors
Schedule   7.4(a)    -   Registration Rights
Schedule   7.5       -   Employment Matters

                            STOCK PURCHASE AGREEMENT


                STOCK PURCHASE AGREEMENT dated as of January 6, 2000 by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("Buyer"), the shareholders of MICROCOSM COMMUNICATIONS LIMITED, a corporation incorporated under the laws of England and Wales (registration number 3116655) (the "Company"), set forth on the signature pages hereof (each a "Shareholder" and collectively, the "Shareholders"), and the option holders of the Company set forth on the signature pages hereof (each an "Option Holder" and collectively, the "Option Holders" and, together with the Shareholders, the "Sellers").


                              W I T N E S S E T H :


                WHEREAS, the Shareholders are the registered holders of all the issued (a) ordinary shares, par value 0.0333 pence each (the "Ordinary Shares"), of the Company, (b) A ordinary shares, par value 0.0333 pence each (the "Class A Shares"), of the Company and (c) convertible redeemable preference shares, par value 0.0333 pence each (the "Preference Shares"), of the Company (the Ordinary Shares, the Class A Shares and the Preference Shares are sometimes referred to herein collectively as the "Shares"); and

                WHEREAS, the Option Holders are the owners of all the Company Options (as defined below) granted and unexercised immediately prior to the Closing (as defined below);

                WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the issued Shares and Buyer and Sellers desire to cancel all Company Options in exchange for the grant of Buyer Options (as defined below) upon the terms and subject to the conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

                "Adjusted Sum" shall have the meaning set forth in Section 2.8(a)(i).

                "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                "Aggregate Closing Consideration" means One Hundred Twenty Million dollars ($120,000,000), less the Sellers Expense Amount.

                "Aggregate Unresolved Indemnity Claim Amount" means an amount equal to the aggregate Indemnity Claim Amounts set forth in all Notices of Claim that have been given by Buyer on or prior to the Holdback Release Date that remain outstanding and unresolved on that date, except to the extent that Buyer no longer has the right to claim any portion of the Indemnity Claim Amount set forth in any such Notice of Claim by reason of the provisions of Section 12.4(b)(ii)(4), as such amount may be reduced from time to time after the Holdback Release Date to the extent that any such Indemnity Claim Amount is resolved and no longer outstanding.

                "Agreement" means this Stock Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                "Audit Notice" shall have the meaning set forth in Section
2.5(c).

                "Authorized Agent" shall have the meaning set forth in Section 14.11(a).

                "Business" means the business and operations of the Company as conducted on the date hereof, including (i) researching, developing, designing, engineering, manufacturing, selling and supporting of CMOS, BiCMOS and Bipolar integrated circuits for fiber optics, including "Physical Layer" chips and chip sets for ATM, FDDI, ESCON, Ethernet, Fast Ethernet, Gigabit Ethernet, Fibre Channel, SONET and Fiber-Array applications and (ii) activities related to the foregoing.

                "Business Day" shall have the meaning set forth in Schedule 7.4(a).

                "Business Intellectual Property" shall have the meaning set forth in Section 5.7(a)(iii) of Exhibit C.

                "Buyer" shall have the meaning set forth in the preamble to this Agreement.

                "Buyer Group" means Buyer and its Affiliates (including the Company) and their respective employees, directors, officers and representatives, individually and collectively.

                "Buyer Option" means options to purchase shares of Buyer Stock granted by Buyer under Buyer's Microcosm Communications Limited Stock Option Plan.

                "Buyer SEC Filings" shall have the meaning set forth in Section 6.9(a) of Exhibit D.

                "Buyer Stock" means shares of Common Stock, par value $1 per share, of Buyer.

                "Class A Shares" shall have the meaning set forth in the recitals to this Agreement.

                "Closing" shall have the meaning set forth in Section 3.1.

                "Closing Date" shall have the meaning set forth in Section 3.1.

                "Closing Market Price" means the average of the daily closing sale prices per share of Buyer Stock as reported by the NASDAQ Stock Market (as published in The Wall Street Journal, Eastern United States Edition) for the ten consecutive NASDAQ trading days ending January 4, 2000 (December 21, 22, 23, 27, 28, 29, 30 and 31, 1999 and January 3 and 4, 2000) which the parties agree is equal to $66.48125.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Companies Act" means the Companies Act 1985 of the U.K.

                "Company" shall have the meaning set forth in the preamble to this Agreement.

                "Company Options" means options to purchase Ordinary Shares that are outstanding as of the date hereof (whether or not vested) as set forth on
Schedule 5.3.

                "Consents" means consents, waivers, approvals, requirements, allowances, novations, authorizations, declarations, filings, registrations and notifications.

                "Continuing Employee" shall have the meaning set forth in
Section 7.5(a).

                "Contracts" means all agreements, undertakings, contracts, obligations and commitments (whether written or oral), including all Intellectual Property and other license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases (including Leases), comfort letters, swap agreements (as defined in 11 U.S.C. 101(53B)), confidentiality agreements, joint venture agreements, partnership agreements, open bids, powers of attorney, memoranda of understanding and letters of intent, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, diminutions in value, fines, payments, Taxes, Liens, costs and expenses, whether known or unknown, and whenever or however arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; and costs and expenses, including attorneys', accountants' and other experts' fees and expenses, incurred in investigating, preparing for or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder).

                "Designated Action" means any action referred to in Sections 12.1(b) and 12.1(c), and any falsity, breach or inaccuracy of any representation or warranty made by any Warrantor Seller in Section 4.4 of Exhibit B.

                "Dispute Notice" means a written notice of an objection to a Notice of Claim that sets forth in reasonable detail the basis for such objection and the amount of the Indemnity Claim Amount to which the objection is made, if calculable.

                "Earn-Out Statement" shall have the meaning set forth in Section 2.5(c).

                "Employment Agreement" means an agreement between Buyer and each of Gary Steele, Richard Mayo, Richard Watts, Mark Richardson, Alistair Blaxill, Stephen King, Nicholas Weiner, Brian Williams, Rudolf van Ettinger, Andrew Benford, Paul Denny and Graham Jones.

                "Environment" means the natural and man-made environment and all or any of the following media namely:

air, water and land including air within buildings and air within other natural or man-made structures above or below ground and groundwater.

                "Environmental Laws" means any and all applicable Laws and Licenses issued, promulgated or entered into by any Governmental Entity and all codes of practice and guidance notes relating to the Environment, human health or the health of animals or plants or concerning health and safety matters or the generation, treatment, use, discharge, storage or disposal of any material, chemical, or substance that, whether because of its nature, form, condition or quantity, is regulated under applicable Environmental Laws.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Final Order" means a final order of a court of competent jurisdiction, (i) from which there is no right of appeal to a higher court or
(ii) with respect to which either (A) all applicable time periods during which an appeal may be made have expired or (B) a period of six months has elapsed from the date on which the order which would otherwise be the subject of the appeal was issued and no appeal has been taken, whichever is the earliest to occur.

                "Fiscal 2000" means the period beginning on April 1, 1999 and ending March 31, 2000.

                "Fiscal 2001" means the period beginning on April 1, 2000 and ending April 15, 2001.

                "Fully Diluted Per-Share Closing Payment" means the amount equal to the quotient of (i) the Aggregate Closing Consideration, divided by (ii) the Fully Diluted Share Number, which the parties agree is $22.36.

                "Fully Diluted Per-Share Indemnification Release Amount" means the amount equal to the quotient of (i) the Indemnification Release Amount, divided by (ii) the Fully Diluted Warrantor Share Number.

                "Fully Diluted Per-Share Performance Earn-Out Amount" means the amount equal to the quotient of (i) the

Performance Earn-Out Amount, divided by (ii) the Fully Diluted Warrantor Share Number.

                "Fully Diluted Per-Share Technology Earn-Out Amount" means the amount equal to the quotient of (i) the Technology Earn-Out Amount, divided by
(ii) the Fully Diluted Warrantor Share Number.

                "Fully Diluted Per-Share Warrantor Closing Payment" means the amount equal to the remainder of (i) the Fully Diluted Per-Share Closing Payment, minus (ii) the Fully Diluted Per-Share Warrantor Holdback Amount, which the parties agree is $16.34.

                "Fully Diluted Per-Share Warrantor Holdback Amount" means the amount equal to the quotient of (i) Eighteen Million dollars ($18,000,000), divided by (ii) the Fully Diluted Warrantor Share Number, which the parties agree is $6.02.

                "Fully Diluted Per-Share Warrantor Resolved Claim Amount" means the amount equal to the quotient of (i) the applicable Warrantor Resolved Claim Amount, divided by (ii) the Fully Diluted Warrantor Share Number.

                "Fully Diluted Share Number" means the aggregate number of Shares issued immediately prior to the Closing plus the aggregate number of Shares subject to Company Options granted and unexercised immediately prior to the Closing, which the parties agree is 5,239,495.

                "Fully Diluted Warrantor Share Number" means the aggregate number of Shares issued immediately prior to the Closing held by Warrantor Sellers plus the aggregate number of Shares subject to Company Options granted and unexercised immediately prior to the Closing, which the parties agree is 2,991,395.

                "Governmental Entity" means, in any jurisdiction, any (i) federal, state, local, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

                "Gross Margin" means, for any specified period, an amount equal to the quotient (expressed as a percentage) of (i) the remainder of (A) Sales, minus (B) the cost of sales (including the cost of purchased materials, labor and overhead (including depreciation) directly associated with product manufacturing, royalty and other intellectual property costs, warranty costs arising in the relevant year in respect of goods shipped in the relevant year and sustaining engineering expenses pertaining to products sold), divided by
(ii) Sales in each case, as recorded in the financial records of the Company in accordance with the historical practices of the Company.

                "Holdback" means an amount equal to Eighteen Million dollars ($18,000,000).

                "Holdback Release Date" means the date which is fifteen (15) months after the Closing Date.

                "Indemnification Release Amount" means the excess, if any, of
(i) $18,000,000 over (ii) the sum of (A) the aggregate Indemnity Amount Payable by Warrantor Sellers with respect to Joint Indemnity Claims as of the Holdback Release Date, plus (B) the Aggregate Unresolved Indemnity Claim Amount with respect to Joint Indemnity Claims as of the Holdback Release Date.

                "Indemnification Release Market Price" means, with respect to any Indemnification Release Payment Date, the average of the daily closing sale prices per share of Buyer Stock as reported by the NASDAQ Stock Market (as published in The Wall Street Journal, Eastern United States Edition, or, if not published therein, in another authoritative source mutually selected by Buyer and the Warrantor Representative) for the ten consecutive full NASDAQ trading days immediately preceding the first full NASDAQ trading day prior to such Indemnification Release Payment Date.

                "Indemnification Release Payment Date" means any applicable date (not earlier than 10 days after the Holdback

Release Date) on which any amount is paid to the Warrantor Sellers or any Warrantor Seller pursuant to Section 2.3.

                "Indemnifying Party" means any member of Buyer Group or any member of the Seller Group who or which is or may be obligated to provide indemnification pursuant to this Agreement, except as otherwise expressly provided in Section 12.4(a).

                "Indemnitee" means (i) in the case of any claim for indemnification pursuant to Section 12.1 or 12.2, Buyer, acting for itself or as agent on behalf of any member of the Buyer Group or (ii) in the case of any claim for indemnification pursuant to Section 12.3, any Warrantor Seller, acting for itself or as agent on behalf of any member of the Seller Group.

                "Indemnity Amount Payable" means any amount of an Indemnity Claim Amount which has become an Indemnity Amount Payable in accordance with
Section 12.4(b).

                "Indemnity Claim Amount" means the amount of Damages claimed in any Notice of Claim, which amount, if not finally determined, may be a good faith estimate of the Damages that may be subject to indemnification pursuant to this Agreement.

                "Individual Indemnity Claim" means any claim made for indemnification pursuant to Section 12.1.

                "Individual Warrantor Resolved Claim Amount" shall have the meaning set forth in Section 2.3(e).

                "Insurance Policies" shall have the meaning set forth in Section 5.20(a) of Exhibit C.

                "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications and patent and invention disclosures, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (b) all registered and unregistered trademarks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans, worldwide, and registrations and applications for registration thereof; (c) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (d) all mask works and semiconductor chip rights, worldwide, and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information); (f) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (g) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide;
(h) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (i) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

                "Investment Agreement" shall have the meaning set forth in
Section 8.1(a).

                "Joint Indemnity Claim" means any claim made for indemnification pursuant to Section 12.2.

                "Joint Warrantor Resolved Claim Amount" shall have the meaning set forth in Section 2.3(c).

                "knowledge", with respect to the Warrantor Sellers, shall have the meaning set forth in Section 14.16(b).

                "Laws" means all laws, statutes, constitutions, treaties, rules, regulations, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Entities.

                "Leased Premises" shall have the meaning set forth in Section 5.8(c) of Exhibit C.

                "Leases" means all leases, subleases, licenses, rights to occupy or use and other Contracts with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                "Liability" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by UK GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

                "Licenses" means all Consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals or authorizations issued, granted, given, required or otherwise made available by any Governmental Entity.

                "Lien" means any charge, equitable interest, lien, encumbrance, option, proxy by way of security, pledge, security interest, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                "Management Accounts" shall have the meaning set forth in
Section 5.12(a) of Exhibit C.

                "Management Sellers" shall mean the following Warrantor Sellers:
Gary Steele, Richard Mayo and Richard Watts.

                "Material Adverse Effect" means any material adverse effect on the business, condition (financial or otherwise), operations, results of operations, assets or liabilities of the Company taken as a whole.

                "Material Contract" shall have the meaning set forth in Section 5.9(a) of Exhibit C.

                "Non-Warrantor Representative" shall have the meaning set forth in Section 14.19(a).

                "Non-Warrantor Sellers" means 3i Group plc, Vertex Technology Fund II Limited, Defta-Pond Co-Investment L.P., Pond Ventures I L.P., Charles Irving and Shen Chia Wong.

                "Notice of Claim" means a written notice of a claim for indemnification pursuant to this Agreement that (1) sets forth in reasonable detail the basis for such claim, (2) sets forth the Indemnity Claim Amount, and
(3) sets forth the name of any person against whom the claim is being made.

                "October 31, 1999 Balance Sheet" means the balance sheet of the Company as of October 31, 1999 included in the Management Accounts.

                "officer" means, in respect of the Company, any officer other than its independent auditors.

                "Olswang" means solicitors Olswang of 90 Long Acre, London WC2E 9TT, England.

                "Option Agreements" means the Stock Option Agreements (including the Terms and Conditions attached thereto and made a part thereof) evidencing the grant of Buyer Options made pursuant to the terms of this Agreement.

                "Option Holder" shall have the meaning set forth in the preamble to this Agreement.

                "Ordinary Shares" shall have the meaning set forth in the recitals to this Agreement.

                "Osborne Clarke" means solicitors Osborne Clarke of Apex Plaza, Forbury Road, Reading RG1 1AX, England.

                "Own Use Intellectual Property" shall have the meaning set forth in Section 5.7(a)(ii) of Exhibit C.

                "Performance Earn-Out Amount" shall have the meaning set forth in Section 2.5(a).

                "Performance Earn-Out Market Price" means the average of the daily closing sale prices per share of Buyer Stock as reported by the NASDAQ Stock Market (as published in The Wall Street Journal, Eastern United States Edition, or, if not published therein, in another authoritative source mutually selected by Buyer and the Warrantor Representative) for the ten consecutive full NASDAQ trading days immediately preceding the first full NASDAQ trading day prior to the Performance Earn-Out Payment Date.

                "Performance Earn-Out Payment Date" means the date not more than 10 days after the Performance Earn-Out Amount is resolved in accordance with
Section 2.5(c).

                "Permit" means any License required under any Environmental Law.

                "Permitted Liens" means Liens for (i) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and payable; and (ii) inchoate workmen's, repairmen's or other similar Liens or retentions of title in respect of raw materials and supplies not yet paid for, in each case arising or incurred in the ordinary course of business consistent with past practices in respect of obligations which are not overdue, minor title defects and recorded easements, which workmen's, repairmen's or other similar Liens, retentions of title, minor title defects and recorded easements do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate or the Business, assuming that the property is used on substantially the same basis as such property is currently being used by the Company.

                "Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

                "Plans" shall have the meaning set forth in Section 5.15(b) of Exhibit C.

                "Preference Shares" shall have the meaning set forth in the recitals to this Agreement.

                "Product Intellectual Property" shall have the meaning set forth in Section 5.7(a)(i) of Exhibit C.

                "Registration Rights" means the registration rights and obligations set forth on Schedule 7.4(a).

                "Representatives" means, with respect to any Person, such Person's Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.

                "Sales" means, for any specified period, all revenues from the direct sale by the Company of products of the Company, as recorded in the financial records of the Company when such products are shipped in accordance with the historical practices of the Company, after taking into account all returns of and rebates for products sold and reserves therefor.

                "Schedule 5.23 Documents" shall have the meaning set forth in
Section 5.23 of Exhibit C.

                "SEC" means the U.S. Securities and Exchange Commission.

                "Securities Act" means the U.S. Securities Act of 1933, as amended.

                "Seller Group" means the Warrantor Sellers and their respective Affiliates (other than the Company) and their respective employees, directors, officers and representatives, individually and collectively.

                "Sellers" shall have the meaning set forth in the preamble to this Agreement.

                "Sellers Expense Amount" means the aggregate amount of all Sellers Expenses paid at or prior to the Closing Date or which are known by Warrantor Representative to be payable after the Closing Date as set forth on Schedule 2.2.

                "Sellers Expenses" means any and all fees and out-of-pocket costs and expenses (including any fees and expenses of counsel to the Company or any Sellers, Broadview International Ltd. and other investment bankers, advisors or experts retained by the Company or any Seller) incurred by the Company or the Sellers in connection with the Transaction.

                "Shareholder" shall have the meaning set forth in the preamble to this Agreement.

                "Shares" shall have the meaning set forth in the recitals to this Agreement.

                "Statutory Accounts" shall have the meaning set forth in Section 5.12(a) of Exhibit C.

                "Subscription Agreement" shall have the meaning set forth in
Section 8.1(a).

                "Tax Claims" shall have the meaning set forth in Section 12.6(j)(iv).

                "Tax Returns" shall have the meaning set forth in Section 5.6(a) of Exhibit C.

                "Tax Warranties" shall have the meaning set forth in Section 12.6(j)(iv).

                "Taxes" means all taxes, charges, duties, fees, levies or other assessments, including corporation tax, advance corporation tax, the charge under Section 419 of the Taxes Act 1988, income tax, capital gains tax, the charge under Section 601(2) of the Taxes Act 1988, value added tax, excise duties, property, sales, use, gross receipts, recording, insurance profits, license, withholding, payroll, employment, net worth, transfer, social security, environmental, occupation and franchise taxes, the charge to tax under Schedule 9A of the Value Added Tax Act 1994, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, capital duties, national insurance contributions, local authority council taxes, petroleum revenue tax, foreign taxation and duties, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to Section 102 of the Finance Act 1989 and any payment whatsoever which the Company may be or become bound to make to any Person as a result of the operation of any enactment relating to any such taxes or duties imposed by any Governmental Entity and all penalties, charges, interest and additions relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation.

                "Taxes Act 1988" means the Income and Corporation Taxes Act 1988 of the U.K.

                "Technology Earn-Out Amount" shall have the meaning set forth in
Section 2.4(a).

                "Technology Earn-Out Market Price" means the average of the daily closing sale prices per share of Buyer Stock as reported by the NASDAQ Stock Market (as published in The Wall Street Journal, Eastern United States Edition, or, if not published therein, in another authoritative source mutually selected by Buyer and the Warrantor Representative) for the ten consecutive full NASDAQ trading days immediately preceding the first full NASDAQ trading day prior to the Technology Earn-Out Payment Date.

                "Technology Earn-Out Milestone Achievement" means achievement by the Company of the events set forth in Exhibit A.

                "Technology Earn-Out Payment Date" shall have the meaning set forth in Section 2.4(a).

                "Third Party Claim" means any claim or demand that is made by a person who is not a party to this Agreement (or a member of the Buyer Group or the Seller Group entitled to indemnification under this Agreement) against any member of the Buyer Group or any member of the Seller Group and such claim or demand does or is likely to result in a claim for indemnification by such member of the Buyer Group or such member of the Seller Group for indemnification pursuant to this Agreement.

                "Transaction" means the transactions contemplated by the Transaction Documents.

                "Transaction Documents" means this Agreement and all other instruments, certificates and documents delivered or required to be delivered by Sellers, the Warrantor Representative or Buyer pursuant to this Agreement.

                "UK GAAP" means generally accepted accounting principles in the United Kingdom.

                "Value Added Tax" means value added tax as provided for in the Value Added Tax Act 1994 of the U.K. and legislation supplemental thereto or replacing, modifying or consolidating it; references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation.

                "Warrantor Indemnity Amount" means, on any given determination date, the aggregate Indemnity Amount Payable by Warrantor Sellers to Buyer with respect to all Joint Indemnity Claims accumulated through the date of determination.

                "Warrantor Representative" shall have the meaning set forth in
Section 14.18(a).

                "Warrantor Sellers" means all Sellers, other than the Non-Warrantor Sellers.

                "Warrantor Shareholder" means all Shareholders, other than the Non-Warrantor Sellers.


                                   ARTICLE II

               PURCHASE AND SALE OF SHARES AND EXCHANGE OF OPTIONS


                Section 2.1. Purchase and Sale of Shares and Exchange of
Options.

                (a) Shares. Subject to the terms and conditions of this Agreement, each Shareholder, in reliance on the covenants, representations and warranties of Buyer contained herein, will at the Closing sell and deliver (with full title guarantee according to the laws of England and Wales) to Buyer all Shares owned by such Shareholder on the date hereof, and Buyer, in reliance on the covenants, representations and warranties of each of the Sellers contained herein, will purchase and acquire from the Shareholders at the Closing all such Shares, free and clear of all Liens.

                (b) Company Options. Subject to the terms and conditions of this Agreement, each Option Holder, in reliance on the covenants, representations and warranties of Buyer contained herein, will at the Closing deliver for cancellation to Buyer such Option Holders' letters of grant and option certificates, if any, in respect of all Company Options owned by such Option Holder on the date hereof, and such Company Options will be deemed surrendered and canceled and be of no further force or effect, and Buyer, in reliance on the covenants, representations and warranties of each of the Sellers contained herein, will at the Closing exchange therefor Buyer Options.

                Section 2.2. Closing Payments.

                (a) Shares. Subject to the terms and conditions set forth herein, in consideration for the sale and delivery of the Shares, at the Closing Buyer will deliver the following:

                        (i) to Osborne Clarke, stock certificates duly registered in the name of each Non-Warrantor Seller representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares owned by such Non-Warrantor Seller immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Closing Payment, divided by (B) the Closing Market Price; and

                        (ii) to Olswang, stock certificates duly registered in the name of each Warrantor Shareholder (other than Daniel Draper) representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares owned by such Warrantor Shareholder immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Warrantor

        Closing Payment, divided by (B) the Closing Market Price; and

                        (iii) to the account designated by Osborne Clarke set forth on Schedule 2.2, an amount in dollars (by wire transfer of immediately available funds) equal to $221.78, representing the aggregate amount of the cash payments payable to the Non-Warrantor Sellers in respect of fractional shares required pursuant to Section 2.6(c) (fractional shares), together with a statement of the names and amounts payable to each Non-Warrantor Seller; and

                        (iv) to the account designated by Olswang set forth on
        Schedule 2.2, an amount in dollars (by wire transfer of immediately available funds) equal to $768.58, representing the aggregate amount of the cash payments payable to the Warrantor Shareholders in respect of fractional shares required pursuant to Section 2.6(c) (fractional shares), together with a statement of the names and amounts payable to each Warrantor Shareholder; and

                        (v) to the account designated by Daniel Draper set forth on Schedule 2.2, an amount in dollars (by wire transfer of immediately available funds) equal to $196,059.61, representing the product of (1) 12,000 which represents the number of shares held by Daniel Draper immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Warrantor Closing Payment.

                (b) Company Options. Subject to the terms and conditions set forth herein, in consideration for the termination, cancellation and surrender of the Company Options, at the Closing Buyer will deliver (x) to Olswang, in replacement of all Company Options held by each Option Holder immediately prior to the Closing, a Buyer Option duly registered in the name of such Option Holder and (y) to Olswang, an amount (payable by wire transfer of immediately available funds) in dollars equal to $1,307.82, representing the cash payments payable to the Option Holders in respect of fractional shares required pursuant to Section 2.6(c) (fractional shares), together with a statement of the names and amounts payable to each Option Holder. The number of shares of Buyer Stock subject to each such Buyer Option will equal the number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to
(A) the product of (1) the number of Ordinary Shares subject to all such Company Options held by such Option Holder being replaced immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Warrantor Closing Payment, divided by (B) the Closing Market Price. The per-share exercise price of each such Buyer Option will equal the aggregate exercise prices of all such Company Options held by such Option Holder being replaced immediately prior to the Closing, divided by the aggregate number of shares of Buyer Stock subject to such Buyer Option. Each such Buyer Option will be immediately exercisable, will have a term expiring two years after the Closing Date and will be subject to the terms and conditions of the Option Agreement.

                Section 2.3. Payment of Indemnification Holdback.

                (a) Indemnification Release Amount. As additional consideration, within 10 days after the Holdback Release Date, Buyer will pay to each Warrantor Seller (by delivery of Buyer Stock, Buyer Options and money as provided in Section 2.3(b)) such Warrantor Seller's pro rata portion of the Indemnification Release Amount.

                (b) Payment of Indemnification Release Amount. Buyer shall pay to the Warrantor Sellers the following:

                        (i) by delivery to each Warrantor Shareholder of stock certificates duly registered in the name of each Warrantor Shareholder (other than Daniel Draper) representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares owned by such Warrantor Shareholder immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Indemnification Release Amount, divided by (B) the Indemnification Release Market Price; and

                        (ii) by delivery to each Option Holder of Buyer Options duly registered in the name of each Option Holder exercisable for that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of

        Shares subject to all Company Options outstanding immediately prior to the Closing held by such Option Holder, multiplied by (2) the Fully Diluted Per-Share Indemnification Release Amount, divided by (B) the remainder of (x) the Indemnification Release Market Price, minus (y) $1.00. Each such Buyer Option will have a per-share exercise price of $1.00, will be immediately exercisable, will have a term expiring two years after the date of grant and will be subject to the terms and conditions of the Option Agreement; and

                        (iii) by delivery to each Warrantor Seller of Buyer's check for an amount in dollars equal to the aggregate amount of the cash payments in respect of fractional shares payable to such Warrantor Seller pursuant to Section 2.6(c); and

                        (iv) by delivery to the account designated by Daniel Draper set forth on Schedule 2.2, of dollars (by wire transfer of immediately available funds) equal to the product of (A) 12,000, which represents the number of Shares held by Daniel Draper immediately prior to the Closing, multiplied by (B) the Fully Diluted Per-Share Indemnification Release Amount;

provided, however, that for each Warrantor Seller, if Buyer has made one or more Individual Indemnity Claims with respect to such Warranty Seller, the payments to such Warrantor Seller pursuant to this Section 2.2(b) shall not be made except to the extent that the amounts specified in Sections 2.3(b)(i)(A), 2.3(b)(ii)(A) and/or 2.3(b)(iv) exceed an amount equal to the sum of (i) the aggregate unpaid Indemnity Amount Payable by such Warrantor Seller with respect to such Individual Indemnity Claims as of the Holdback Release Date, plus (ii) the Aggregate Unresolved Indemnity Claim Amount with respect to such Individual Indemnity Claims as of the Holdback Release Date.

                (c) Joint Warrantor Resolved Claim Amount. Buyer will be obligated to pay to each Warrantor Seller (by delivery of Buyer Stock, Buyer Options and money as provided in Section 2.3(d)), within 10 days after such amount is determined in accordance with this Section 2.3(c), such Warrantor Seller's pro rata portion of an Indemnity Claim Amount with respect to a Joint Indemnity Claim represented by any unresolved Notice of Claim given by Buyer on or before the Holdback Release Date if, when and to the extent that after the Holdback Release Date (i) such Indemnity Claim Amount with respect to such Joint Indemnity Claim has been resolved to the satisfaction of Buyer in favor of the Warrantor Sellers, (ii) Buyer receives a Final Order resolving such Indemnity Claim Amount with respect to such Joint Indemnity Claim in favor of the Warrantor Sellers or (iii) Buyer no longer has the right to claim such portion of the Indemnity Claim Amount by reason of the provisions of Section 12.4(b)(ii)(4) (in each case, a "Joint Warrantor Resolved Claim Amount"), but only to the extent that such Joint Warrantor Resolved Claim Amount does not exceed the remainder of (x) Eighteen Million dollars ($18,000,000), minus (y) the sum of (A) the Indemnification Release Amount paid pursuant to Section 2.3(a) and all Joint Warrantor Resolved Claim Amounts with respect to Joint Indemnity Claims theretofore paid to the Warrantor Sellers pursuant to this Section 2.3(c), plus (B) the Warrantor Indemnity Amount as of such date of determination, plus (C) the Aggregate Unresolved Indemnity Claim Amounts with respect to Joint Indemnity Claims that remain outstanding and unresolved on such date of determination.

                (d) Payment of Joint Warrantor Resolved Claim Amount. Each Joint Warrantor Resolved Claim Amount with respect to a Joint Indemnity Claim payable pursuant to Section 2.3(c) will be paid by Buyer in accordance with the following payment procedures:

                        (i) by delivery to each Warrantor Shareholder of stock certificates duly registered in the name of each Warrantor Shareholder (other than Daniel Draper) representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares owned by such Warrantor Shareholder immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Warrantor Resolved Claim Amount, divided by (B) the Indemnification Release Market Price; and

                        (ii) by delivery to each Option Holder of Buyer Options duly registered in the name of each Option Holder exercisable for that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares subject to all Company Options outstanding immediately prior to the Closing held by such Option Holder, multiplied by (2) the Fully Diluted Per-Share Warrantor Resolved Claim Amount, divided by (B) the difference of (x) the Indemnification Release Market Price, minus (y) $1.00. Each such Buyer Option will have a per-share exercise price of $1.00, will be immediately exercisable, will have a term expiring two years after the date of grant and will be subject to the terms and conditions of the Option Agreement; and

                        (iii) by delivery to each Warrantor Seller of Buyer's check for an amount in dollars equal to the aggregate amount of the cash payments in respect of fractional shares payable to such Warrantor Seller pursuant to Section 2.6(c); and

                        (iv) by delivery to the account designated by Daniel Draper set forth on Schedule 2.2, of dollars (by wire transfer of immediately available funds) equal to the product of (A) 12,000, which represents the number of Shares held by Daniel Draper immediately prior to the Closing, multiplied by (B) the Fully Diluted Per-Share Warrantor Resolved Claim Amount;

provided, however, that for each Warrantor Seller, if Buyer has made one or more Individual Indemnity Claims with respect to such Warrantor Seller, the payments to such Warrantor Seller pursuant to this Section 2.3(d) shall not be made except to the extent that the amounts specified in Sections 2.3(d)(i)(A), 2.3(d)(ii)(A) and/or 2.3(d)(iv) exceed an amount equal to the sum of (i) the aggregate unpaid Indemnity Amount Payable of such Warrantor Seller with respect to such Individual Indemnity Claims as of the date the Joint Warrantor Resolved Claim Amount is determined, plus (ii) the Aggregate Unresolved Indemnity Claim Amount with respect to such Individual Indemnity Claims as of the date the Joint Warrantor Resolved Claim Amount is determined.

                (e) Individual Warrantor Resolved Claim Amount. Buyer will be obligated to pay to each Warrantor Seller against whom an Individual Indemnity Claim has been made by Buyer (by delivery of Buyer Stock, Buyer Options and money as provided in Section 2.3(f)), within 10 days after such amount is determined in accordance with this Section 2.3(e), the portion of an Indemnity Claim Amount with respect to an Individual Indemnity Claim made against such Warrantor Seller in an unresolved Notice of Claim given by Buyer on or before the Holdback Release Date if, when and to the extent that after the Holdback Release Date (i) such Indemnity Claim Amount with respect to such Individual Indemnity Claim set forth in such Notice of Claim has been resolved to the satisfaction of Buyer in favor of the Warrantor Seller, (ii) Buyer receives a Final Order resolving the Indemnity Claim Amount with respect to such Individual Indemnity Claim set forth in such Notice of Claim in favor of the Warrantor Seller or (iii) Buyer no longer has the right to claim such portion of the Indemnity Claim Amount with respect to such Individual Indemnity Claim by reason of the provisions of
Section 12.4(b)(ii)(4) (in each case, an "Individual Warrantor Resolved Claim Amount"), but only to the extent that such Individual Warrantor Resolved Claim Amount does not exceed the remainder of (x) such Warrantor Seller's pro rata portion of the Holdback minus (y) the sum of (A) such Warrantor Seller's pro rata portion of the Indemnification Release Amount or any Joint Warrantor Resolved Claim Amount actually paid to such Warrantor Seller, plus (B) all Individual Warrantor Resolved Claim Amounts theretofore paid to such Warrantor Seller pursuant to this Section 2.3(e), plus (C) the aggregate Indemnity Amount Payable by such Warrantor Seller to Buyer with respect to all Individual Indemnity Claims against such Warrantor Seller accumulated through the date of determination, plus (D) the Aggregate Unresolved Indemnity Claim Amounts with respect to Individual Indemnity Claims against such Warrantor Seller that remain outstanding and unresolved on such date of determination, plus (E) such Warrantor Seller's pro rata portion of the Warrantor Indemnity Amount and the Aggregate Unresolved Indemnity Claim Amount with respect to Joint Indemnity Claims that remain outstanding and unresolved on such date of determination.

                (f) Payment of Individual Warrantor Resolved Claim Amount. Each Individual Warrantor Resolved Claim Amount payable pursuant to Section 2.3(e) will be paid by Buyer to the Warrantor Seller against whom the Individual Indemnity Claim was made:

                        (i) by delivery to such Warrantor Seller (other than Daniel Draper), if a Warrantor Shareholder, of stock certificates duly registered in the name of such Warrantor Seller representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to the Individual Warrantor Resolved Claim Amount, divided by the Indemnification Release Market Price; and

                        (ii) by delivery to such Warrantor Seller, if an Option Holder, of Buyer Options duly registered in the name of such Warrantor Seller exercisable for that number of shares of Buyer Stock, subject to
        Section 2.6(c) (fractional shares), equal to (A) the Individual Warrantor Resolved Claim Amount, divided by (B) the difference of (x) the Indemnification Release Market Price, minus (y) $1.00. Each such Buyer Option will have a per-share exercise price of $1.00, will be immediately exercisable, will have a term expiring two years after the date of grant and will be subject to the terms and conditions of the corresponding Option Agreement; and

                        (iii) by delivery to such Warrantor Seller of Buyer's check for an amount in dollars equal to the aggregate amount of the cash payments in respect of fractional shares payable to such Warrantor Seller pursuant to Section 2.6(c); and

                        (iv) if such Warrantor Seller is Daniel Draper, by delivery to the account designated by Daniel Draper set forth on
        Schedule 2.2, of dollars (by wire transfer of immediately available funds) equal to the Individual Warrantor Resolved Claim Amount.

                Section 2.4. Technology Earn-Out.

                (a) As additional consideration, on the applicable date set forth below (the "Technology Earn-Out Payment Date"), Buyer will pay to the Warrantor Shareholders (by delivery of shares of Buyer Stock and Buyer Options and money as provided in Section 2.4(b)), an aggregate amount equal to the following amount (the "Technology Earn-Out Amount"):

                        (i) If on or prior to the first anniversary of the Closing Date, Technology Earn-Out Milestone Achievement occurs, then, within 10 days after the first anniversary of the Closing Date, Buyer will pay $11,400,000 in accordance with the provisions of Section 2.4(b); or

                        (ii) If after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, Technology Earn-Out Milestone Achievement occurs, then, within 10 days after Technology Earn-Out Milestone Achievement occurs, Buyer will pay $11,400,000 in accordance with the provisions of Section 2.4(b); or

                        (iii) If Technology Earn-Out Milestone Achievement does not occur on or prior to the second anniversary of the Closing Date, no amount will be paid by Buyer and the Technology Earn-Out Amount will be $0.

                (b) The Technology Earn-Out Amount will be paid by Buyer on the Technology Earn-Out Payment Date in accordance with the following payment procedures set forth below, with the "Fully Diluted Per-Share Payment Amount" being the Fully Diluted Per-Share Technology Earn-Out Amount and the "Payment Market Price" being the Indemnification Technology Earn-Out Market Price:

                        (i) by delivery to each Warrantor Shareholder of stock certificates duly registered in the name of each Warrantor Shareholder (other than Daniel Draper) representing that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares owned by such Warrantor Shareholder immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Payment Amount, divided by (B) the Payment Market Price; and

                        (ii) by delivery to each Option Holder of Buyer Options duly registered in the name of each Option Holder exercisable for that number of shares of Buyer Stock, subject to Section 2.6(c) (fractional shares), equal to (A) the product of (1) the number of Shares subject to each Company Option outstanding immediately prior to the Closing held by such Option Holder, multiplied by (2) the Fully Diluted Per-Share Amount, divided by (B) the remainder of (x) the Payment Market Price, minus (y) $1.00. Each such Buyer Option will have a per-share exercise price of $1.00, will be immediately exercisable; will have a term expiring two years after the date of grant and will be subject to the terms and conditions of the Option Agreement; and

                        (iii) by delivery to each Warrantor Seller of Buyer's check for an amount in dollars equal to the aggregate amount of the cash payments in respect of fractional shares payable to such Warrantor Seller pursuant to Section 2.6(c); and

                        (iv) by delivery to the account designated by Daniel Draper set forth on Schedule 2.2, of dollars (by wire transfer of immediately available funds) equal to the product of (1) 12,000, which represents the number of Shares held by Daniel Draper immediately prior to the Closing, multiplied by (2) the Fully Diluted Per-Share Payment Amount.

                Section 2.5. Performance Earn-Out.

                (a) As additional consideration, on the Performance Earn-Out Payment Date Buyer will pay to the Warrantor Sellers (by delivery of shares of Buyer Stock, Buyer Options and money as provided in Section 2.5(b)), an aggregate amount equal to the following amount (the "Performance Earn-Out Amount"):

                        (i) $0, if the Company's Sales for Fiscal 2000 and Fiscal 2001, combined, are less than $24.5 million or if Gross Margin in Fiscal 2001 is less than 70 percent; or

                        (ii) $20 million, if the Company's Sales for Fiscal 2000 and Fiscal 2001, combined, equal or exceed $24.5 million, but are less than $27.5 million, and Gross Margin in Fiscal 2001 is at least 70 percent; or

                        (iii) $30 million, if the Company's Sales for Fiscal 2000 and Fiscal 2001, combined, equal or exceed

        $27.5 million, but are less than $30 million, and Gross Margin in Fiscal 2001 is at least 70 percent; or

                        (iv) $40 million, if the Company's Sales for Fiscal 2000 and Fiscal 2001, combined, equal or exceed $30 million, and Gross Margin in Fiscal 2001 is at least 70 percent.

                (b) The Performance Earn-Out Amount will be paid by Buyer on the Performance Earn-Out Payment Date in accordance with the payment procedures set forth in Section 2.4(b), with the "Fully Diluted Per-Share Payment Amount" being the Fully Diluted Per-Share Performance Earn-Out Amount and the "Payment Market Price" being the Indemnification Performance Earn-Out Market Price.

                (c) On or before May 31, 2001, Buyer will deliver to the Warrantor Representative (in the same manner as a Notice of Claim with respect to a Joint Indemnity Claim is made pursuant to Section 12.4(a)(y)), with copies to the Non-Warrantor Representative and James Bailey at PricewaterhouseCoopers, a statement prepared by Buyer setting out the amount of Sales and Gross Margin of the Company for Fiscal 2000 and Fiscal 2001 and the amount, if any, of the Performance Earn-Out Amount payable pursuant to Section 2.5(a) with appropriate supporting calculations and supporting documentation (the "Earn-Out Statement"). Within 60 days after receipt (as determined in accordance with the provisions of Section 12.4(a) with respect to a Notice of Claim with respect to a Joint Indemnity Claim) by the Warrantor Representative of such Earn-Out Statement from Buyer, the Warrantor Representative may exercise the right (held on behalf of the Warrantor Sellers) to audit the Earn-Out Statement by so notifying Buyer and the Company in a written statement specifying the amount of the additional payments to which the Warrantor Representative believes the Warrantor Sellers are entitled and the nature and reasons for the Warrantor Representative's disagreement with Buyer's determination (an "Audit Notice"). If the Warrantor Representative does not exercise the audit rights within such 60-day period, the Warrantor Representative shall be deemed to have accepted the Sales and Gross Margin amounts and the Performance Earn-Out Amount set forth therein as final and binding. If the Warrantor Representative does issue an Audit Notice, then during the 30-day period following Buyer's receipt of the Audit Notice, Buyer and the Warrantor Representative shall attempt in good faith to resolve the disagreement with respect to the Earn-Out Statement, and during such 30-day period an independent auditing firm selected by the Warrantor Representative shall be given full access to the books and records of the Company and its Affiliates relevant to Sales and Gross Margin for the purposes of auditing, at the expense of the Warrantor Sellers, the Earn-Out Statement. If the Warrantor Representative and Buyer are unable to resolve any such disagreement within such 30-day period, the matter shall be submitted to an independent accounting firm of international reputation reasonably acceptable to the Warrantor Representative and Buyer. The Warrantor Representative and Buyer shall use reasonable best efforts to cause the independent accounting firm to render its determination on the matter within 90 days of its submission by the Warrantor Representative and Buyer. Such determination shall be, absent manifest error, final, conclusive and binding upon Buyer and all Warrantor Sellers. Buyer shall pay the Performance Earn-Out Amount in accordance with Sections 2.5(a) and 2.5(b). The fees and expenses for the independent accounting firm (A) shall be paid by the Warrantor Sellers if Buyer's determination is affirmed by the accounting firm, or (B) shall be apportioned between Buyer and the Warrantor Sellers, if the accounting firm determines that an additional amount is due Warrantor Sellers over and above the Performance Earn-Out Amount determined by Buyer; such apportionment shall be made so that Buyer shall pay the percentage of the fees and expenses equal to the percentage determined by dividing (x) the additional amount to be paid by Buyer to the Warrantor Sellers by (y) the disputed additional amount asserted by the Warrantor Representative.

                (d) Notwithstanding any other provision of this Agreement, to the extent the Technology Earn-Out Amount and/or the Performance Earn-Out Amount become payable by Buyer pursuant to Sections 2.4 and 2.5 of this Agreement, such amounts will be paid in full without any set-off, deduction or withholding whatsoever.

               Section 2.6. Buyer Stock and Buyer Options.

                (a) Securities Act Exemption. The issuance of Buyer Stock and Buyer Options pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Regulation S and
Section 4(2) thereunder and from applicable state securities laws. Each of the Sellers and Buyer hereby agrees to take all reasonable actions and to execute all necessary documents to qualify the issuance of Buyer Stock and Buyer Options for such exemptions; provided, however, that any action to be taken by the Sellers should be at Buyer's expense, such expense not to be unreasonable.

                (b) Stock Certificates; Stock Option Agreements.

                (i) Until the earlier of such time as (A) the shares of Buyer Stock are resold pursuant to Rule 144, (B) such shares of Buyer Stock are eligible to be resold under Rule 144(k) or (C) a registration statement under the Securities Act covering such shares of Buyer Stock is declared effective, each stock certificate, book-entry statement, confirmation, transaction statement or other instrument evidencing Buyer Stock issued (x) pursuant to this Agreement or (y) upon the exercise of Buyer Options issued pursuant to this Agreement, shall bear a legend in substantially the following form:

        "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN RULE 902(L) UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT) EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT EITHER(A) IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE SHARES OR (B) IT IS AN 'ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SHARES RESELL OR OTHERWISE TRANSFER THE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THREOF, (B) PURSUANT TO AN EFFECTIVE

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR
        (E) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) IF IT HAS ACQUIRED THE SHARES IN A TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AGREES THAT IT WILL NOT WITHIN ONE YEAR ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE ACT. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THESE SECURITIES, IF THE PROPOSED TRANSFER IS OTHER THAN PURSUANT TO REGULATION S OR RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                (ii) Each Option Agreement evidencing a Buyer Option delivered by Buyer pursuant to this Agreement, shall bear a legend in substantially the following form:

        "THE OPTIONS EVIDENCED BY THIS AGREEMENT HAVE not BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN RULE 902(L) UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT) EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT EITHER (A) IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE OPTIONS OR (B) IT IS AN 'ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE GRANT DATE OF THE OPTIONS RESELL OR OTHERWISE TRANSFER THE OPTIONS EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THREOF, (B) PURSUANT TO AN

        EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE OPTIONS ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) IF IT HAS ACQUIRED THE OPTIONS IN A TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AGREES THAT IT WILL NOT WITHIN ONE YEAR ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE ACT. IN CONNECTION WITH ANY TRANSFER OF THE OPTIONS WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THE OPTIONS, IF THE PROPOSED TRANSFER IS OTHER THAN PURSUANT TO REGULATION S OR RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                (iii) All Buyer Options issued pursuant to Sections 2.2(b), 2.3(b)(iii), 2.3(d)(ii), 2.3(f)(ii), 2.4(b)(ii) and 2.5(b) will be on the same terms and conditions (as set forth in the Option Agreement) except that the exercise prices, number of shares of Buyer Stock subject to such Buyer Options and grant dates will vary.

                (c) Fractional Shares of Buyer Stock. With respect to any payment by Buyer to be made by delivery of Buyer Stock or Buyer Options pursuant to Sections 2.2(a), 2.2(b), 2.3(b), 2.3(d), 2.3(f), 2.4(b), 2.5(b) or 3.5, no
fractional shares of Buyer Stock will be issued and no Buyer Options exercisable for fractional shares of Buyer Stock will be granted and any holder of Shares or Company Options entitled pursuant to this Agreement to receive a fraction of a share of Buyer Stock or a Buyer Option exercisable for a fraction of a share of Buyer Stock but for this Section 2.6(c) will be entitled only to receive a cash payment in lieu thereof, without interest, in an amount, less the amount of any withholding taxes which may be required thereon, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled multiplied by (ii) the Closing Market Price, the Indemnification Release Market Price, the Technology Earn-Out Market Price or the Performance Earn-Out Market Price, as the case may be. For purposes of paying such cash in lieu of fractional shares, with respect to each Seller, all shares of Buyer Stock to be delivered and Buyer Options to be granted pursuant this Agreement on any given payment date will be aggregated, and no Seller will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Buyer Stock on such payment date.

                Section 2.7. Earn-Out Protections. To preserve the Business for the purposes of allowing the Warrantor Sellers to receive the payment contemplated by Sections 2.4 (Technology Earn-Out) and 2.5 (Performance Earn-Out), Buyer and Sellers agree that following the Closing, until the later of the Technology Earn-Out Payment Date and the Performance Earn-Out Payment Date, except with the prior written consent of Mr. Gary Steele (such consent not to be unreasonably withheld or delayed having regard to the best interests of the Company as a going concern), Buyer will not, and will not cause or permit any of its subsidiaries to:

                (i) cause the Business to cease in whole or in any material part;

                (ii) terminate the employment of any of the Warrantor Sellers, except for gross misconduct justifying dismissal, or with the approval of Gary Steele (or the chief executive officer of the Company at the time if Gary Steele is no longer a director of the Company) in the case of any Management Seller other than Gary Steele, or remove Gary Steele from the Board of Directors of the Company;

             (iii) deliberately, knowingly or recklessly interfere with or take any action which is reasonably likely to materially and adversely affect the relationship of the Company with any of its customers;

                (iv) take any action deliberately designed, or which is reasonably likely, to prevent the Business from being carried on in the ordinary course in all material respects;

                (v) take any action deliberately designed, or which is reasonably likely, to divert away from the Company any business opportunities that first become available to the Company in relation to business of the same type as conducted by the Company on the Closing Date;

                (vi) take any action knowingly or deliberately designed, or reasonably likely to:

                        (A) cause the Business to be conducted other than on an
                arm's length basis, except that treasury, finance, human resources, legal, tax, accounting, insurance, employee benefits, property management, investor relations and similar functions may be conducted on such terms as Buyer determines from time to time in the ordinary course of business;

                        (B) cause a material change in the nature of the
                Business;

                        (C) cause any new employee or consultant (who is not
                employed, seconded to or engaged by the Company at the Closing) to be employed, seconded to or engaged by the Company or cause to be terminated the employment of such person except in accordance with their respective Employment Agreements, or with the approval of Gary Steele;

                        (D) cause any change in the location of the Company's
                principal office in Bristol, England; or

                        (E) materially adversely affect the relationship of the
                Company with its sources of revenues or its suppliers, except any such effect as may result from consummation of the Transaction;

                (vii) fail to provide sufficient working capital for the Business; or

                (viii) sell the Company or a material part of the Business of the Company or transfer a material part of the Business of the Company to any direct or indirect subsidiary of Buyer unless it has first paid the maximum amounts which may be earned under Sections 2.4 and 2.5 in full; provided, however, that notwithstanding the foregoing, Buyer may transfer the Shares of the Company in whole or in part, to any direct or indirect wholly-owned subsidiary of Buyer.

                Section 2.8. Consideration Adjustments.

                (a) Adjustments re Watts and Steele. Notwithstanding the payment provisions of this Article II Buyer has agreed that the amounts to be received by Gary Steele and Richard Watts pursuant to Section 2.2 (Closing Payments),
Section 2.3 (Payment of Indemnification Holdback Release Amount), Section 2.4 (Technology Earn-Out) and Section 2.5 (Performance Earn-Out) will be adjusted as follows:

                (i) any payment to be made to Gary Steele pursuant to Sections 2.2, 2.3, 2.4 or 2.5 shall be reduced by an amount equal to the amount that would have otherwise been payable (but for this Section 2.8) multiplied by a fraction, the numerator of which is $2,600,000, and the denominator of which is $85,797,849 (the "Adjusted Sum"); and

                (ii) the Adjusted Sum shall be paid to Richard Watts provided that the total Adjusted Sum which will be paid to Richard Watts shall not exceed $2,600,000; and

                (iii) the total Adjusted Sum which shall be deducted from what would but for this Section 2.8 be Gary Steele's pro rata share of the total consideration shall not exceed $2,600,000.

                (b) Method of Payment. Payments to be made to Richard Watts pursuant to this Section 2.8(b) shall be made in shares of Buyer Stock. The number of shares of Buyer Stock shall be calculated in the same manner as set out in Sections 2.2, 2.3, 2.4 and 2.5.

                (c) Consequential Effect. Payments and reductions made pursuant to this Section 2.8(c) shall for all purposes of this Agreement be deemed to, and shall adjust the consideration paid to Gary Steele and Richard Watts.

                (d) Claims against Watts.

                (i) Buyer agrees that in respect of any claim made against Richard Watts pursuant to this Agreement (over and above the Holdback) Richard Watts may satisfy that claim (if admitted or proven) by surrendering to Buyer such number of shares of Buyer Stock (issued pursuant to this Agreement including pursuant to Section 2.8(b)) as at the market price of such shares on the last NASDAQ trading day before surrender of such Buyer Stock equal to the amount of the claim provided that:

                        (A) if Richard Watts has before satisfaction of such a
                claim sold any of the Buyer Stock issued to him pursuant to this Agreement in an arms-length transaction to a person not affiliated with him, Buyer may pursue Richard Watts for the net cash amount received by him for such Buyer Stock; and

                        (B) in no circumstances shall Richard Watts be liable to
                pay to the Buyer pursuant to a claim under this Agreement a sum greater than the aggregate of (1) Buyer Stock (issued to him pursuant to this Agreement including pursuant to Section 2.8(b)) valued at the date of payment of any claim; and (2) the net cash proceeds of sale of any such shares of Buyer Stock referred to in Section 2.8(d)(i)(A).

                (ii) Section 2.8(d)(i) shall not affect any of the limitations in Section 12.6 which shall continue to apply to Richard Watts notwithstanding this Section 2.8.

                Section 2.9. Pond Stock Certificates. Notwithstanding the provisions of Sections 2.2(a)(i) and 3.5, Defta-Pond Co-investment L.P., Pond Ventures I L.P. and

Pond Venture Nominees Ltd. hereby direct Buyer to register the stock certificates representing any shares of Buyer Stock that Defta-Pond Co-investment L.P. and Pond Ventures I L.P. are entitled to receive pursuant to this Agreement in the name of Pond Venture Nominees Ltd.


                                   ARTICLE III

                                     CLOSING


                Section 3.1. Closing. The closing of the purchase and sale of the Shares and the cancellation of the Company Options (the "Closing") will take place (i) simultaneously at the offices of Manches & Co., Aldwych House, 81 Aldwych, London WC2B 4RP, England, at 9:00 p.m. London time on the date of this Agreement, or (ii) at such other place, date and time as Seller and Buyer may agree. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date".

                Section 3.2. Closing Deliveries of Sellers.

                (a) At the Closing, the Warrantor Sellers will deliver to Buyer the following:

                (i) share certificates representing the Shares, accompanied by duly executed stock transfer forms in favor of Buyer, in form satisfactory to Buyer and any other documents that are necessary to transfer to Buyer good and marketable title to the Shares, free and clear of any Liens;

                (ii) letters of grant and option certificates, if any, in respect of all outstanding Company Options;

                (iii) written resignations of Richard Irving and David Ong, being all the directors of the Company other than Gary Steele (including acknowledgments of such directors and officers that they have no claims outstanding for compensation or otherwise or for any payment under the U.K. Employment Rights Act 1996) effective as of the Closing Date;

                (iv) the resignation of PricewaterhouseCoopers as auditors of the Company;

                (v) the statutory books of the Company;

                (vi) certified copy of resolutions adopted at a meeting of the Board of Directors of the Company at which the following actions were taken:

                        (A) approval of the transfer of the Shares;

                        (B) acceptance of the resignations referred to in
                Section 3.2(a)(iv);

                        (C) appointment of Raouf Halim and Jasmina Theodore as
                directors of the Company effective as of the Closing; and

                        (D) adoption of amendments to the Company Share Option
                Scheme to provide for the exercise by Daniel Draper of all of his Company Options prior to the Closing;

                (vii) the Employment Agreements duly executed by each individual party to such agreement; and

                (viii) receipts from each payee of the Sellers Expense Amount set forth on Schedule 2.2 acknowledging receipt of such payment and payment in full of such Sellers Expense Amount.

                (b) At the Closing, the Non-Warrantor Sellers will deliver to Buyer share certificates representing the Shares, accompanied by duly executed stock transfer forms in favor of Buyer, in form satisfactory to Buyer and any other documents that are necessary to transfer to Buyer good and marketable title to the Shares, free and clear of any Liens.

                Section 3.3. Closing Deliveries of Buyer. At the Closing, Buyer will deliver to the Persons referred to in Section 2.2 the following:

                (a) share certificates representing the Buyer Stock required to be delivered by Section 2.2(a);

                (b) the Buyer Options required to be delivered by Section
2.2(b);

                (c) the payment, by wire transfer to the account of Daniel Draper set forth on Schedule 2.2, of dollars in the amount required by Section 2.2(a)(v);

                (d) the payment, by wire transfer to the accounts of Olswang and Osborne Clarke set forth on Schedule 2.2, of dollars in the aggregate amount of the cash payments for fractional shares of Buyer Stock and Buyer Options for fractional shares payable pursuant to Section 2.6(c); and

                (e) certified copy of the resolutions adopted by the Board of Directors of Buyer approving the Transactions, including the issuance of shares of Buyer Stock pursuant to this Agreement, and adopting the Microcosm Communications Limited Stock Option Plan.

                Section 3.4. Transfer Taxes. All applicable sales and transfer Taxes (including any stock transfer Taxes due as a result of the sale of the Shares and Taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with the Transaction will be paid by Buyer.

                Section 3.5. Non-Warrantor Sellers Finders' Fees. On the Closing Date, Buyer will pay finders' fees (payable in shares of Buyer Stock as set forth below) in an aggregate amount equal to Eight Million Six Hundred Thousand dollars ($8,600,000) to the Non-Warrantor Sellers (which shall be paid in the individual amounts set forth in Schedule 3.5). Such fees shall be paid by delivery to each Non-Warrantor Seller of, (x) stock certificates registered in the name of such Non-Warrantor Seller representing that number of shares of Buyer Stock, subject to Section 2.6(c), equal to the quotient of (i) the amount set forth opposite such Non-Warrantor Seller's name in Schedule 3.5, divided by
(ii) the Closing Market Price and (y) dollars (by wire transfer of immediately available funds) equal to the cash payments payable to such Non-Warrantor Seller pursuant to Section 2.6(c).

                Section 3.6. Sellers Expense Amount. On the Closing Date, Buyer will pay the Sellers Expense Amount in cash by wire transfer of the amount set forth in Schedule 2.2.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

                Each Seller, severally and not jointly, and only as to himself, herself or itself, makes the representation and warranties to Buyer set forth on Exhibit B.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF WARRANTOR SELLERS

                Each Warrantor Seller, jointly and severally, makes the representations and warranties to Buyer set forth on Exhibit C.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                Buyer hereby makes the representations and warranties to Sellers set forth on Exhibit D.


                                   ARTICLE VII

                                    COVENANTS


                Section 7.1. Public Announcements. No press release or announcement concerning the transactions contemplated hereby will be issued by any Seller or the Company without the prior consent of Buyer or by Buyer without the prior consent of the Warrantor Representative, except as such release or announcement may be required by law, rule or regulation, in which case the Person required to make the release or announcement will allow the Person whose consent would otherwise be required reasonable time to comment on such release or announcement in advance of such issuance.

                Section 7.2. Further Assurances.

                (a) From time to time, as and when requested by any party to this Agreement, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as such other party may reasonably deem necessary or desirable to consummate the Transaction or to give Buyer the benefits of a shareholder of the Company after the Closing (including, prior to Buyer being registered in the statutory books of the Company, voting, consenting to any action or otherwise exercising any rights as a shareholder, in each case, as may be directed by Buyer); provided, however, that any action to be taken by any party pursuant to this Section 7.2(a) shall be at the expense of the party requesting such action, such expenses not to be unreasonable, except that with respect to the issuance of Buyer Stock such action shall be at Buyer's expense and with respect to the Registration Rights such expenses shall be borne as provided in Section 5 of Schedule 7.4(a).

                (b) Anything contained in this Agreement to the contrary notwithstanding, none of the parties to this Agreement or their Affiliates will be required to commence litigation or divest or hold separate any business or assets in connection with the consummation of the Transaction.

                Section 7.3. Confidential Information.

                (a) From and after the Closing, each Seller will, and will cause each of its Affiliates (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary) and its and their Representatives to (i) maintain in strict confidence any and all confidential information concerning the Company and (ii) refrain from using any and all such information for its own benefit or to compete with or otherwise to the detriment of Buyer or its Affiliates (including the Company). It is understood that no Seller shall have any liability hereunder with respect to information that (i) is in or, through no fault of such Seller or any of its Representatives, comes into the public domain or (ii) such Seller is legally required to disclose.

                (b) In the event that any Seller or any of its Affiliates (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary) or its or their Representatives are required by Law to disclose any such information, except where such disclosure has been required by the Inland Revenue or other taxing authorities such Seller will promptly notify Buyer in writing so that Buyer may seek a protective order and/or other motion to prevent or limit the production or disclosure of such information. If such motion has been denied, then the Person required to disclose such information may disclose only such portion of the such information which (i) based on advice of such Seller's outside legal counsel is required by Law to be disclosed (provided that the Person required to disclose such information will use all reasonable efforts to preserve the confidentiality of the remainder of such information) or (ii) Buyer consents in writing to having disclosed. Such Seller will not, and will not permit any of its Affiliates (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary) or its or their Representatives to, oppose any motion for confidentiality brought by Buyer or the Company. Such Seller will continue to be bound by its obligations pursuant to this Section 7.3 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion.

                Section 7.4. Registration Rights.

                (a) From and after the Closing, each Seller and Buyer will have the Registration Rights set forth on Schedule 7.4(a) with respect to shares of Buyer Stock (a) received by such Seller pursuant to Sections 2.2(a), 2.3(b)(i), 2.3(d)(i), 2.3(f)(i), 2.4(b)(i) and 2.5(b) and (b) issued to such Seller upon the exercise of Buyer Options received by such Seller pursuant to Sections 2.2(b), 2.3(b)(ii), 2.3(d)(ii), 2.3(f)(ii), 2.4(b)(ii) and 2.5(b).

                (b) Each Seller hereby agrees to be bound by all obligations and agreements with respect to registration rights applicable to Sellers set forth on Schedule 7.4(a).

                Section 7.5. Employment Matters.

                (a) Buyer agrees that, following the Closing, it shall extend to each employee of the Company on the Closing Date (a "Continuing Employee") membership in Buyer's U.K. Pension, Life, Medical and Permanent Health Insurance plans (subject to the terms and conditions of the plans in force from time to time) and in the case of Stephen King and Daniel Draper, the U.S. equivalent of such plans.

                (b) Buyer also agrees that it will offer each Continuing Employee (i) the salary set forth opposite such Continuing Employee's name on
Schedule 7.5, (ii) the award of options under Buyer's stock option plans in the amount set forth opposite such Continuing Employee's name on Schedule 7.5 and
(iii) membership in Buyer's Peak Performance Bonus Plan or MBO Bonus Plan with the potential bonus amount set forth opposite such Continuing Employee's name of
Schedule 7.5.

                (c) The extension of benefits and terms specified in this
Section 7.5 by Buyer to any such Continuing Employee is conditional upon such Continuing Employee entering into a letter of amendment to his or her Service Agreement in a form substantially similar to the form of letter of amendment entered into at the Closing by Alistair Blaxill.

                Section 7.6. Power of Attorney. As promptly as practicable and in any event no later than 10 Business Days after the Closing Date, each Warrantor Seller shall execute and deliver to Buyer a power of attorney in respect of the rights attached to such Warrantor Seller's Shares in the form attached as Schedule 7.6.

                Section 7.7. Stock Certificates; Option Agreements. Notwithstanding the provisions of Sections 2.2(a), 2.2(b), 3.3(a), 3.3(b) and 3.5, as promptly as practicable and in any event no later than 10 Business Days after the Closing Date, Buyer shall deliver to the Sellers the original stock certificates representing shares of Buyer

Stock and Buyer Options required to be delivered to Sellers pursuant to Sections 2.2(a), 2.2(b), 3.3(a), 3.3(b) and 3.5.

                                  ARTICLE VIII

                              RELEASES AND WAIVERS


                Section 8.1. General Release.

                (a) For and in consideration of the amounts payable to each Seller under the Transaction Documents, effective as of the Closing Date, each Seller hereby releases, acquits and forever discharges the Company and its Affiliates, and each of their present and former officers, directors and employees and each of their respective heirs, executors, administrators, successors and assigns, of and from any and all manner of action or actions, cause or causes of action, demands, rights, Damages, debts, dues, sums of money, accounts, reckonings, costs, expenses, responsibilities, covenants, contracts, controversies, agreements, Actions and claims whatsoever, whether known or unknown, of every name and nature, both in law and in equity, which such Seller, or its heirs, executors, administrators, successors or assigns ever had, now has, or which it or, its heirs, executors, administrators, successors or assigns hereafter may have or shall have against the Company or any other Person referred to above arising out of any matters, causes, acts, conduct, claims, circumstances or events occurring or failing to occur or conditions existing at or prior to the Closing, including under (i) any account or Contract between the Company, on the one hand, and such Seller or any Affiliate of such Seller (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries or any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary), on the other hand, (ii) the Subscription Agreement dated May 13, 1998 between the Company, Gary Steele, Richard Mayo, Richard Watts and Defta-Pond Co-investment L.P. (the "Subscription Agreement") and (iii) the Investment Agreement dated July 22, 1999 between the Company, Gary Steele, 3i Group plc, Vertex Technology Fund II, Ltd., Defta-Pond Co-investment L.P. and Pond Ventures I L.P. (the "Investment Agreement"), other than such Seller's rights under existing employment Contracts and the Employment Agreements and the Transaction Documents.

                (b) Each Seller hereby:

                        (i) consents to the transfer of the Shares to Buyer pursuant to Article 13.5 of the Company's Articles of Association; and

                        (ii) consents to the transfer of shares by Gary Steele before May 13, 2001 pursuant to Article 13.10 of the Company's Articles of Association; and

                        (iii) consents to the sale of a controlling interest in the Company and waives all rights of tag-along "at the same price per share" pursuant to Article 15.2 of the Company's Articles of Association; and

                        (iv) consents to every other Seller taking all action required to be taken by that Seller under this Agreement and the entry into this Agreement by each other Seller, on and subject to the terms of this Agreement irrespective of any term in the Company's Articles of Association or the Investment Agreement or the Subscription Agreement; and

                        (v) to the extent such Seller is a party to such agreement, hereby releases the Company and each other Seller party to such agreement from all obligations under the Investment Agreement and the Subscription Agreement, including any liability for antecedent breach.

                Section 8.2. Waiver of Preemptive Rights. For and in consideration of the amounts payable to each Seller under the Transaction Documents, each Seller hereby waives any and all preemptive rights or any option, contract or other rights to purchase capital stock of the Company that such Seller has or is or may be entitled to receive, including those which are vested in them pursuant to Article 14 of the Company's Articles of Association, and including those which arose or arise as a result of any event or transaction (whenever occurring), including the execution, delivery or performance of any Transaction Document or consummation of the Transaction.

                                   ARTICLE IX

                             [INTENTIONALLY OMITTED]

                                    ARTICLE X

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI

                                    SURVIVAL

                Section 11.1. Survival. The respective representations and warranties of each Seller and Buyer contained in this Agreement (other than Sellers' representations and warranties contained in Section 4.4 (Title to Stock) of Exhibit B, the Warrantor Sellers' representations and warranties contained in Sections 5.3 (Capitalization) and 5.6 (Taxes) of Exhibit C and Buyer's representations and warranties contained in Section 6.7 (Buyer Stock) of Exhibit D) will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date and will continue in full force and effect until the Holdback Release Date and then terminate and expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. Warrantor Sellers' representations and warranties contained in Section 5.6 (Taxes) of Exhibit C, will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date until the seventh anniversary of the Closing and then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. Sellers' representations and warranties contained in Section 4.4 (Title to Stock) of Exhibit B, the Warrantor Sellers' representations and warranties contained in Section 5.3 (Capitalization) of Exhibit C and Buyer's representations and warranties contained in Section 6.7 (Buyer Stock) of Exhibit D will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date without time limitation. Notwithstanding the foregoing, in the event Buyer sells, transfers or otherwise disposes of the Company or all or substantially all of the Company's Business to any Person other than any direct or indirect subsidiary of Buyer, then all representations and warranties of Sellers shall terminate and expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties.

                                   ARTICLE XII

                                 INDEMNIFICATION

                Section 12.1. Individual Warrantor Indemnification. Each Warrantor Seller shall, severally and not jointly, indemnify, defend and hold harmless Buyer from and against, and pay or reimburse, as the case may be, Buyer for, any and all Damages suffered by Buyer or any other member of the Buyer Group arising out of:

                (a) any falsity, breach or inaccuracy of any representation or warranty made by such Warrantor Seller in Exhibit B to this Agreement on the date of this Agreement;

                (b) any breach or violation by such Warrantor Seller of any covenant or agreement of such Warrantor Seller contained in Sections 2.1, 7.4(b), 13.1 and 13.2 of this Agreement; or

                (c) Any revocation, contest or challenge of, or denial of the validity, enforceability or binding effect of, Sections 8.1, 8.2, 14.11 and
14.18 by such Warrantor Seller.

                Section 12.2. Joint Warrantor Indemnification. The Warrantor Sellers shall, jointly and severally, indemnify, defend and hold harmless Buyer from and against, and pay or reimburse, as the case may be, Buyer for, any and all Damages suffered by Buyer or any other member of the Buyer Group arising out of:

                (a) any falsity, breach or inaccuracy of any representation or warranty made by the Warrantor Sellers in Exhibit C to this Agreement on the date of this Agreement;

                (b) any breach or violation of any covenant or agreement of the Warrantor Sellers contained in this Agreement (other than those set forth in Section 12.1(b), which are indemnified under such provision); or

                (c) Sellers Expenses in excess of the Sellers Expense Amount.

                Section 12.3. Buyer Indemnification. Buyer shall indemnify, defend and hold harmless each Warrantor Seller from and against, and pay or reimburse, as the case may be, each Warrantor Seller for, any and all Damages suffered by such Warrantor Seller or any other member of the Seller Group of such Warrantor Seller arising out of:

                (a) any falsity, breach or inaccuracy of any representation or warranty made by Buyer in this Agreement on the date of this Agreement (other than in respect of Registration Rights); or

                (b) any breach or violation of any covenant or agreement of Buyer contained in this Agreement (other than in respect of Registration Rights).

                Section 12.4. Indemnification Procedures. The following procedures shall apply to any claim for indemnification by Buyer or any Warrantor Seller:

                (a) Notice of Claim. A Notice of Claim shall be given as soon as practicable, but in no event later than thirty days, after the Indemnitee determines that it is or may be entitled to indemnification pursuant to this Agreement as follows:

                (x) in the case of any claim that is an Individual Indemnity Claim, by Buyer to each Warrantor Seller against whom such claim is made, (1) addressed to each such Warrantor Seller at the address of that Warrantor

                        Seller set forth on the signature pages of this Agreement (or such other address as that Warrantor Seller may direct in a written notice to Buyer given in accordance with Section 14.7), and (2) delivered (A) first, by any recognized overnight courier service that obtains receipts for deliveries signed on behalf of the addressee and (B) second, not less than five or more than fifteen days later, by registered post (if sent to an address in the United Kingdom) or equivalent means (if sent to an address outside the United Kingdom). Each Warrantor Seller against whom an Individual Indemnity Claim is made shall be the Indemnifying Party for purposes of the procedures in this Section 12.4 and
                        Section 12.5 and any Indemnity Amount Payable hereunder as to each Individual Indemnity Claim against such Warrantor Seller.

                (y) in the case of any claim that is a Joint Indemnity Claim, by Buyer to the Warrantor Representative and to each Management Seller, with a copy to the Non-Warrantor Representative (1) addressed to the Warrantor Representative and each such Management Seller at the address of the Warrantor Representative and that Management Seller set forth on the signature pages of this Agreement (or such other address as the Warrantor Representative and that Management Seller may direct in a written notice to Buyer given in accordance with
                        Section 14.7), and (2) delivered (A) first, by any recognized overnight courier service that obtains receipts for deliveries signed on behalf of the addressee and (B) second, not less than five or more than fifteen days later, by registered post (if sent to an address in the United Kingdom) or equivalent means (if sent to an address outside the United Kingdom). The Warrantor Representative shall be the Indemnifying Party solely for purposes of the procedures in this Section 12.4 and Section 12.5 as to each Joint Indemnity Claim, and no liability in respect of any Joint Indemnity Claim shall be contested, settled, admitted, litigated or otherwise dealt with by or on behalf of the Warrantor Sellers by any person other than the Warrantor Representative, but any Indemnity Amount Payable hereunder shall be the joint and several liability of the Warrantor Sellers as provided in the other Sections of this Agreement, and not the exclusive liability of the Warrantor Representative.

                (z) in the case of any claim by any Warrantor Seller against Buyer, by the Warrantor Representative to Buyer at the address and in the manner provided in Section 14.7. The Buyer shall be the Indemnifying Party for purposes of the procedures in this Section 12.4 and Section 12.5 and any Indemnity Amount Payable hereunder as to each claim by any Seller.

A Notice of Claim shall be effective on the date of receipt by any person to whom it is sent and, for purposes of clause (x) and (y), the date of receipt by the Warrantor Seller or the Warrantor Representative of the Notice of Claim sent pursuant to clause (2)(A) thereof shall control, unless the Warrantor Seller or the Warrantor Representative shows that such Notice of Claim was not received, in which case the date of receipt by the Warrantor Seller or the Warrantor Representative of the Notice of Claim sent pursuant to clause (2)(B) thereof shall control.

                (b) Dispute Notice. If the Indemnifying Party disputes (x) its obligation to indemnify the Indemnitee in respect of any claim set forth in a Notice of Claim, or (y) the Indemnity Claim Amount set forth in a Notice of Claim, a Dispute Notice shall be given as soon as practicable, but in no event later than 60 days, after the Notice of Claim becomes effective, as provided in
Section 12.4(a), as follows:

                (1) in the case of any Individual Indemnity Claim, a Dispute Notice may be given by any Warrantor Seller against whom such claim is made (solely as to the Individual Indemnity Claim against such Warrantor Seller), and if given, shall be sent by the Warrantor Seller to Buyer at the address and in the manner provided in Section 14.7.

                (2) in the case of any Joint Indemnity Claim, a Dispute Notice may be given only by the Warrantor
                        Representative, and if given, shall be sent by the Warrantor Representative to Buyer at the address and in the manner provided in Section 14.7.

                (3) in the case of any claim by any Warrantor Seller against Buyer, a Dispute Notice may be given by Buyer, and if given, shall be sent by Buyer to the Warrantor Seller making such claim against Buyer at the address and in the manner provided in Section 12.4(a)(x) or (y), as applicable, for a Notice of Claim to such Warrantor Seller.

                        (i) If no Dispute Notice is given within such 60 day period, the validity of the claim for indemnification and the Indemnity Claim Amount, each as set forth in the Notice of Claim, shall be deemed to be agreed, effective on the first day following such 60 day period, and the Indemnity Claim Amount set forth in the Notice of Claim shall immediately be an Indemnity Amount Payable of the relevant Indemnifying Party.

                        (ii) If a Dispute Notice is given within such 60 day period, then:

                        (1) The portion, if any, of the Indemnity Claim Amount
                which is not disputed in the Dispute Notice shall immediately be an Indemnity Amount Payable of the relevant Indemnifying Party.

                        (2) The Indemnifying Party and the Indemnitee shall
                negotiate in good faith to settle the dispute, and the portion, if any, of the

                Indemnity Claim Amount which the Indemnifying Party and the Indemnitee agree in writing is payable shall immediately be an Indemnity Amount Payable of the relevant Indemnifying Party.

                        (3) If the Indemnifying Party and the Indemnitee are
                unable to resolve any portion of the Indemnity Claim Amount within four months following the date the Dispute Notice is given, either the Indemnifying Party or the Indemnitee may initiate legal proceedings in the courts specified in Section
                14.11 of this Agreement to obtain judicial resolution of the dispute.

                        (4) If neither the Indemnifying Party nor the Indemnitee
                initiates legal proceedings in respect of the dispute within six months following the date the Dispute Notice is given, the portion of the Indemnity Claim Amount which is disputed shall not be an Indemnity Amount Payable, and the Indemnitee shall have no further right, under this Agreement or otherwise, to seek to recover such amount from the Indemnifying Party or to withhold such amount from any payment otherwise required pursuant to Section 2.3.

                        (5) If the Indemnifying Party or the Indemnitee
                initiates legal proceedings within the six month period specified in Section 12.4(b)(ii)(4), the amount, if any, determined in a Final Order as payable by the Indemnifying Party shall be an Indemnity Amount Payable of the relevant Indemnifying Party as of the date of such Final Order.

                (c) Payments of Indemnity Amounts Payable by Buyer. Subject to the limitations in Section 12.6, Buyer shall pay to each relevant Indemnitee any Indemnity Amount Payable by Buyer, by wire transfer of immediately available dollars (or as otherwise directed pursuant to any Final Order or as otherwise agreed by the Indemnitee and the Indemnifying Party), promptly and in no event later than ten Business Days after such Indemnity Amount Payable is established in accordance with this Agreement.

                (d) Payments of Indemnity Amounts Payable by Warrantor Sellers. Subject to the limitations in Section 12.6, the Warrantor Sellers shall pay to Buyer any Indemnity Amount Payable by the Warrantor Sellers as follows:

                        (i) Prior to the Holdback Release Date, each
        Indemnifying Party who is a Warrantor Seller shall pay to Buyer any Indemnity Amount Payable by such Indemnifying Party, by wire transfer of immediately available dollars (or as otherwise directed pursuant to any Final Order or as otherwise agreed by the Indemnitee and the Indemnifying Party), promptly and in no event later than ten Business Days after such Indemnity Amount Payable is established in accordance with this Agreement, to the extent, but only to the extent, that, as of the date any payment is due, the sum of (1) such Indemnity Amount Payable plus (2) the aggregate amount of all other Indemnity Amounts Payable of all Warrantor Sellers which have not been paid, in each case, as of the date any such payment is due, exceeds the Holdback.

                        (ii) After the Holdback Release Date, each Indemnifying Party who is a Warrantor Seller shall pay to Buyer any Indemnity Amount Payable by such Indemnifying Party, by wire transfer of immediately available dollars (or as otherwise directed pursuant to any Final Order or as otherwise agreed by the Indemnitee and the Indemnifying Party), promptly and in no event later than ten Business Days after such Indemnity Amount Payable is established in accordance with this Agreement, except that no such payment shall be required to the extent, but only to the extent that (1) such Indemnity Amount Payable was an Indemnity Claim Amount that was disputed as of the Holdback Release Date and (2) such Indemnity Claim Amount has not been paid to the Warrantor Sellers as a Joint Warrantor Resolved Claim Amount pursuant to Section 2.3(c).

                Section 12.5. Procedures for Third Party Claims.

                (a) Notice. If a Third Party Claim is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion of a Third Party Claim, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim as soon as reasonably practicable after becoming aware of such Third Party Claim and in any event within 30 days after becoming aware of such Third Party Claim; provided, however, that failure to give any such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have demonstrated that it has been actually prejudiced or the amount of the Third Party Claim is increased as a result of such failure.

                (b) Defense.

                        (i) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Any such assumption must be express and made in a written notice given by the Indemnifying Party to the Indemnitee.

                        (ii) Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party (x) will be entitled to control (solely and to the exclusion of the Indemnitee, except as otherwise provided in this Section 12.5) the defense of any Third Party Claim, at any time, if it unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for such Third Party Claim and (y) will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof as long as the Indemnifying Party diligently conducts such defense; provided that, if (1) in any Indemnitee's reasonable judgment a conflict of interest exists in respect of such Third Party Claim or (2) any Indemnifying Party fails to provide reasonable assurance to the Indemnitee (upon request of the Indemnitee) of such Indemnifying Party's financial capacity to defend such Third Party Claim and provide indemnification with respect thereto, in either such case, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party.

                        (iii) If the Indemnifying Party assumes the defense of any such Third Party Claim, each Indemnitee will have the right to participate in the defense thereof and to employ counsel separate from the counsel employed by the Indemnifying Party, but no Indemnitee may control the defense of such Third Party Claim, if the Indemnifying Party has unconditionally and irrevocably acknowledged in writing its obligation to indemnify the Indemnitee for such Third Party Claim.

                        (iv) The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee:

                        (1) for any period in which the Indemnifying Party has
                failed to expressly assume the defense of such Third Party
                Claim;

                        (2) for any period in which the Indemnifying Party,
                after assuming the defense of a Third Party Claim, fails to diligently conduct the defense thereof;

                        (3) for any period in which the Indemnifying Party has
                not provided its unconditional and irrevocable written acknowledgment of its obligation to indemnify for such Third Party Claim; and

                        (4) to the extent provided in clause (ii)(y)(1) and
                (ii)(y)(2) and (vi) of this Section 12.5(b).

                        (v) If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the

        Indemnitee on request updates and summaries as to the status thereof).

                        (vi) If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnitees will reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

                (c) Settlement. No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent; provided, that if the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of any Damages in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee (pursuant to a release which is reasonably satisfactory to the Indemnitee) completely from all Liability in connection with such Third Party Claim, provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge
(x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee, would otherwise adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld). If the Indemnifying Party has not unconditionally and irrevocably acknowledged in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee may contest, settle, compromise or discharge such Third Party Claim on such terms as it considers necessary or appropriate and shall use reasonable efforts to give the Indemnifying Party prior written notice of the terms of such settlement, but shall have no obligation to obtain the Indemnifying Party's consent thereto.

                Section 12.6. Certain Rights and Limitations.

                (a) Insurance. No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

                (b) Small Buyer Claims. No Warrantor Sellers shall be required to pay to Buyer or any other member of the Buyer Group any amount with respect to the indemnification of any claims pursuant to this Agreement (either pursuant to the indemnification provisions in this Agreement, or through other legal proceedings that may be available under this Agreement, applicable law or otherwise) until the aggregate amount of Damages actually incurred by the Buyer Group with respect to such claims exceeds $1,000,000 in the aggregate, in which event Warrantor Sellers shall be responsible for the full amount of such Damages.

                (c) Maximum Liability of Non-Management Warrantor Sellers. Buyer and other members of the Buyer Group shall not be entitled to recover from any Warrantor Seller that is not a Management Seller (either pursuant to the indemnification provisions in this Agreement, or through other legal proceedings that may be available under this Agreement, applicable law or otherwise) any monetary amount in respect of Damages:

                        (i) except in the case of any Indemnity Amount Payable arising from any Designated Action, by actual payment of any Indemnity Amount Payable, and the sole recourse of Buyer for recovery of any such Indemnity Amount Payable that does not arise out of any Designated Action shall be to withhold any payment otherwise due to such Warrantor Seller pursuant to Section 2.3, in accordance with the procedures and at the times provided in Section 2.3.

                        (ii) in the case of any Indemnity Amount Payable arising from Designated Action, for any amount in excess of the aggregate amount of consideration actually paid to such Warrantor Seller hereunder (including Sections 2.2, 2.4 and 2.5).

                        (iii) by set off against amounts payable pursuant to
        Section 2.4 or Section 2.5.

                (d) Maximum Liability of Management Warrantor Sellers. Buyer and other members of the Buyer Group shall not be entitled to recover from any Warrantor Seller that is a Management Seller (either pursuant to the indemnification provisions in this Agreement, or through other legal proceedings that may be available under this Agreement, applicable law or otherwise) any monetary amount in respect of Damages:

                        (i) except in the case of any Indemnity Amount Payable arising from any Designated Action, for any amount in excess of 50% of the aggregate amount of consideration actually paid to such Warrantor Seller hereunder (including Sections 2.2, 2.4 and 2.5).

                        (ii) in the case of any Indemnity Amount Payable arising from any Designated Action, for any amount in excess of the aggregate amount of consideration actually paid to such Warrantor Seller hereunder (including Sections 2.2, 2.4 and 2.5).

                        (iii) by set off against amounts payable pursuant to
        Section 2.4 or Section 2.5.

                (e) Reduction of Taxation. In calculating the liability of the Warrantor Sellers for any Claim there shall be taken into account the amount by which any taxation for which the Company, Buyer or its Affiliates is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability, as determined by Buyer in its reasonable discretion.

                (f) Consequential Damages. Neither any Warrantor Seller nor Buyer shall have any obligation to indemnify any Indemnitee pursuant to this Agreement against such Indemnitee's own consequential damages or prospective lost profits arising out of a breach by any member of the Seller

Group or by Buyer of its representations and warranties in this Agreement. Nothing in this Section 12.6(f) shall prevent any Indemnitee from being indemnified for all components of Third Party Claims against such Indemnitee, including consequential damages or prospective lost profits of such third parties.

                (g) Time Limits. A Notice of Claim for indemnification under this Agreement may not be given in respect of a claim under Sections 12.1(a), 12.2(a) or 12.3(a) after the date which is the last day of the survival period specified in Section 11.1 for the representation or warranty the falsity, breach or inaccuracy of which is or would be the basis for such claim.

                (h) Knowledge. A Notice of Claim for indemnification under this Agreement may not be given in respect of a claim under Sections 12.1(a), 12.2(a) or 12.3(a) if:

                        (i) the matter is accurately disclosed in the appropriate Sections, Schedules and Exhibits of this Agreement; or

                        (ii) the matter is disclosed in the Statutory Accounts, or Management Accounts (or any notes thereto) referred to in Section
        5.12 of Exhibit C of this Agreement, but only to the extent of any accrual, liability, provision, reserve or allowance set forth in the Statutory Accounts, Management Accounts (or any notes thereto); or

                        (iii) the matter is disclosed in any filing made by Buyer with the SEC prior to the Closing; or

                        (iv) the matter is disclosed in or evident from the documentation listed in Schedule 5.23.

                (i) Certain Changes Affecting Warrantor Seller Liabilities. The Warrantor Sellers shall have no liability under this Agreement for the falsity, breach or inaccuracy of any representation or warranty herein to the extent, but only to the extent, that the falsity, breach or inaccuracy of such representation or warranty results from:

                        (i) any act or omission or arrangement before the Closing carried out at the request of or with the prior written consent of Buyer; or

                        (ii) any act or omission on or after the Closing by Buyer or any of its Subsidiaries (including the Company) or Buyer's successors in title to the Shares or any of their respective directors, employees or agents other than in the ordinary course of business; or

                        (iii) any change after the Closing in the accounting policies or practices used in preparing the Company's Statutory Accounts or in the accounting reference date or fiscal year of the Company; or

                        (iv) any reorganization or change after the Closing in the ownership of the Company; or

                        (v) an act, event, occurrence or omission after the Closing compelled by Law, or from the enactment or amendment after the Closing of any Law, or a change after the Closing in the interpretation of any existing or new statute or regulation or in the practice of any Governmental Entity whether or not having retrospective effect.

                (j) Exclusion of Liability; Taxation Only.

                        (i) The Warrantor Sellers shall not be liable in respect of a Tax Claim to the extent that such Tax Claim would not have occurred or arisen but for or is increased by:

                        (A) any change in the basis of, or method of calculation
                of, or any increase in the rate or rates of, Taxes which comes into effect after the Closing with retrospective effect and announced after the date of the Agreement; or

                        (B) the introduction of or any change in any law or in
                any practice of or concessions made by a Governmental Entity having retroactive effect and announced after the Closing.

                        (ii) The Warrantor Sellers shall not be liable for any Tax Claim to the extent that:

                        (A) it arises wholly or partly out of or is increased by
                virtue of a disclaimer by the Company or any Affiliate thereof after the Closing of any capital allowances available to it; or

                        (B) it arises or is increased by virtue of a disclaimer
                by the Company or any Affiliate thereof after the Closing of capital or other allowances available to and claimed by the Company in respect of any period ended on or before the Closing; or

                        (C) such Tax Claim arises or is increased by virtue of
                the failure or omission by the Company or any Affiliate thereof to make any claim, election, surrender or disclaimer or give any notice or consent to any other matter after the Closing, the making, giving or doing of which was taken into account or assumed in computing the provision for Tax or deferred Tax in the Statutory Accounts or Management Accounts and which has been disclosed to Buyer prior to the Closing; or

                        (D) such Tax Claim arises or is increased by virtue of
                any claim, disclaimer or election made or notice of consent given by the Company or any Affiliate thereof after the Closing.

                        (iii) The Warrantor Sellers shall not be liable for any Tax Claim if and to the extent that any pre-Closing relief is available to relieve, discharge or otherwise mitigate the liability of the Company or any Affiliate thereof for Tax which is the subject matter of such Tax Claim.

                        (iv) In this Section 12.6(j), the term "Tax Warranties" means the warranties in Section 5.6 of Exhibit C and "Tax Claims" means a claim for indemnification under Section 12.2(a) for the falsity, breach or inaccuracy of the Tax Warranties.

                (k) General.

                        (i) Any payment made in respect of any Indemnity Amount Payable by the Warrantor Sellers pursuant to Sections 12.1(a) or 12.2(a) or 12.2(c) shall be deemed (as between Buyer and the Warrantor Sellers) to be a reduction in the consideration payable by Buyer to the Warrantor Sellers for the Shares under this Agreement.

                        (ii) No Indemnitee shall be entitled to receive more than one full recovery of any Indemnity Claim Amount. If any Indemnitee receives from any person other than an Indemnifying Party any payment in respect of Damages for which such Indemnitee has received actual payment of an Indemnity Amount Payable from an Indemnifying Party under this Agreement, and as a result thereof, the Indemnitee shall have received more than the actual amount of its Damages, the Indemnitee shall repay to the Indemnifying Party an amount equal to the excess of (x) the sum of (1) the Indemnity Amount Payable in respect of any Indemnity Claim Amount plus (2) the amounts paid to such Indemnitee by persons other than the Indemnifying Party in respect of the same Indemnity Claim Amount (after deducting any cost, liability, tax or other expense incurred in obtaining any such payments), over (y) the actual amount of the Damages of such Indemnitee.

                        (iii) Each Indemnitee shall use commercially reasonable efforts to mitigate any damages in respect of which the Indemnitee files a Notice of Claim under this Agreement.

                (l) Richard Watts. In addition to the other limitations in this
Section 12.6, Section 2.8(d) shall apply to any Indemnity Amounts Payable by Richard Watts.

                (m) Non-Warrantor Sellers.

                        (i) Buyer and other members of the Buyer Group shall not be entitled to recover from any Non-Warrantor Seller (through legal proceedings that may be available under this Agreement, applicable law or otherwise) any monetary amount in respect of Damages for any amount in excess of the aggregate amount of consideration actually paid to such Non-Warrantor Seller hereunder (including Sections
        2.2 and 3.5).

                        (ii) Any payment to Buyer made in respect of any Damages by the Non-Warrantor Sellers shall be deemed (as between Buyer and the Non-Warrantor Sellers) to be a reduction in the consideration payable by Buyer to the Non-Warrantor Sellers for their Shares under this Agreement.

                                  ARTICLE XIII

                              RESTRICTIVE COVENANT

                Section 13.1. Non-compete.

                (a) Each Warrantor Seller covenants and agrees that, for a period of two years after the Closing Date, none of such Warrantor Seller, any Affiliate of such Warrantor Seller or any Person now or hereafter controlled by such Warrantor Seller will, directly or indirectly, in any area of the world, enter into, engage in, represent, have or acquire more than a 5% interest in any business engaged in any from or manner, directly or indirectly, in competition with the Company or any of its Affiliates, including in researching, development, design, manufacture (including by means of procurement from third parties components for), integration, maintenance, testing, sale, installation, certification, modification, repair, servicing or support of any products of the type being sold or in development by the Company at any time on or prior to the Closing Date or any derivatives of or improvements to such products.

                (b) Notwithstanding the foregoing, the provisions of Section 13.1(a) shall terminate and no longer be in effect in the event that (i) Buyer has breached its obligations to register the resale of Buyer Stock under the Securities Act pursuant to the Registration Rights set forth in Schedule 7.4(a) and has not paid to the Warrantor Sellers the Liquidated Summary Payment Amounts due and payable thereunder or (ii) Buyer has breached its obligation to pay, when due, any of the payments to which the Warrantor Sellers are entitled pursuant to Sections 2.3, 2.4 and 2.5, except where Buyer is in good faith disputing such payment.

                Section 13.2. Non-solicitation of Employees. For a period of two years from and after the Closing Date, without the prior written consent of Buyer, no Seller will, and each Seller will cause its Affiliates (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary) not to, solicit, hire or retain as an employee, independent contractor or consultant any individual employed by the Company on the date hereof, other than advertisements or other general solicitations not directly targeted at such individuals, and will not, and will cause its Affiliates (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary), not to, during such period, induce or attempt to induce any such employee to terminate his or her employment with the Company or Buyer by resignation, retirement or otherwise.

                Section 13.3. Remedies. No waiver of any breach of the covenant contained in Section 13.1 or 13.2 shall be implied from any forbearance or failure of Buyer to take action thereon.

                Section 13.4. Severability. Sellers and Buyer agree that, if any provision of this Article XIII should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, however, that to the extent any such provision may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, Sellers and Buyer agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

                Section 13.5. Non-exclusivity. The covenants contained in this
Article XIII shall be construed and
enforced independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or cause of action of any Seller against Buyer, of whatever nature, shall not constitute a defense to the enforcement against such Seller of the covenants contained herein, except as expressly provided in Section 13.1(b).

                                   ARTICLE XIV

                               GENERAL PROVISIONS

                Section 14.1. Assignment. Except as provided in Schedule 7.4(a) with respect to the Registration, no party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under any Transaction Document without the prior written consent of Warrantor Representative (in the case of an assignment by Buyer) or of Buyer (in the case of an assignment by any Seller), except that Buyer may (without obtaining any consent) assign its rights, interests or obligations under any Transaction Documents, in whole or in part, to any direct or indirect subsidiary of Buyer or to any successor to all or any portion of its business (other than the Business); except that Buyer may not assign (x) its rights to make claims for indemnification under Article XII to any person that may acquire the Company or all or substantially all of the Business or (y) its registration obligations under Schedule 7.4(a). Any conveyance, assignment or transfer requiring the prior written consent of Warrantor Representative or Buyer which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

                Section 14.2. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns, except with respect to Schedule 7.4(a), which is subject to Section 11 thereof. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that members of the Buyer Group and the

Seller Group will be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder.

                Section 14.3. Amendment. This Agreement may not be amended, modified or supplemented except by a written agreement executed by Buyer and the Warrantor Representative, except with respect to Schedule 7.4(a), which is subject to Section 12 thereof; provided, however, that to the extent such amendment, modification or supplement shall affect the Non-Warrantor Sellers such written agreement shall also be executed by the Non-Warrantor Sellers.

                Section 14.4. Waiver; Remedies. No failure or delay on the part of Buyer, any Seller or Warrantor Representative in exercising any right, power or privilege under any Transaction Document will operate as a waiver thereof, nor will any waiver on the part of Buyer, any Seller or Warrantor Representative of any right, power or privilege under any Transaction Document operate as a waiver of any other right, power or privilege under any Transaction Document, nor will any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under any Transaction Document. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity; provided, however, that the monetary limitations on indemnifiable Damages, the time limits for seeking reimbursement for Damages, and the limitations on set-off rights set forth in Sections 12.4, 12.5 and all of 12.6 shall apply to any Damages any party may recover pursuant to such other rights and remedies, when aggregated with any right to indemnification such party may have pursuant to Article XII, except that such limitations shall not apply to claims of fraud.

                Section 14.5. [Intentionally Omitted]

                Section 14.6. Fees and Expenses. Each of the Sellers, on the one hand, and Buyer, on the other hand, will pay, without right of reimbursement from the other, all of their respective costs and expenses incident to the performance of their respective obligations hereunder, including the fees and disbursements of counsel, accountants, experts and consultants employed by the respective parties in connection with the Transaction, whether or not the Transaction is consummated; provided that Buyer shall pay or cause to be paid the Sellers' Expense Amount at the Closing.

                Section 14.7. Notices. All notices, requests, claims, demands and other communications required or permitted to be given under any Transaction Document shall be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). A copy of any such notices, requests, claims, demands and other communications to the Warrantor Representative (other than with respect to indemnification matters subject to Article XII) shall also be sent to the Non-Warrantor Representative. Except as otherwise expressly provided in other Sections of this Agreement, all such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 14.7:

                (a)    If to Buyer:

                       Conexant Systems, Inc.
                       4311 Jamboree Road
                       Newport Beach, California  92660-3095

                       Attention:       Dennis E. O'Reilly, Esq.
                                        Senior Vice President,
                                          General Counsel and
                                          Secretary
                       Telecopy:        (949) 483-3206

                       with a copy to:

                       Chadbourne & Parke LLP
                       30 Rockefeller Plaza
                       New York, New York  10112

                       Attention:       Peter R. Kolyer, Esq.
                       Telecopy:        (212) 541-5369

                (b)    If to the Warrantor Representative:

                       Mr. Gary Steele
                       23 Central Drive
                       Elmer Beach Estate
                       Middleton-on-Sea
                       West Sussex PO22 7TT
                       England

                       Telecopy:        011-44-117-930-2401

                       with a copy to:

                       Olswang, Solicitors
                       90 Long Acre
                       London WC2E 9TT
                       England, United Kingdom

                       Attention:       Heather Wilby, Esq.
                       Telecopy:        011-44-171-208-8800

                (c)    If to the Non-Warrantor Representative:

                       Mr. Richard Irving
                       c/o Pond Ventures Nominees Ltd.
                       2055 Gateway Place
                       Suite 400
                       San Jose, California 95110

                       Telecopy:        408-776-3138

                       with a copy to:

                       Osborne Clarke, Solicitors
                       Apex Plaza
                       Forbury Road
                       Reading RG1 1AX
                       England, United Kingdom

                       Attention:       Greg Leyshon, Esq.
                       Telecopy:        011-44-118-925-2015

                (d) If to any Seller, at the address set forth below such Seller's name on the signature page hereof.

                Section 14.8. Captions; Currency. The article and section captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement and all references herein to exhibits or schedules are to exhibits or schedules to this Agreement. Unless otherwise specified, all references contained in any Transaction Document, in any exhibit or schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or "$" shall mean United States Dollars.

                Section 14.9. Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement collectively constitute the entire agreement between the parties with respect to the subject matter hereof and this Agreement, the other Transaction Documents and the Confidentiality Agreement supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

                Section 14.10. Severability. Except with respect to Article XIII as to which Section 13.4 shall apply, if any provision of any Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

               Section 14.11.  Consent to Jurisdiction; Waiver of Jury Trial.

                (a) Each of the Sellers, the Warrantor Representative, the Non-Warrantor Representative, the Company and Buyer hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware and (ii) the United States District Court for the District of Delaware for the purposes of any Action arising out of any Transaction Document or the Transaction (and agrees not to commence any Action relating thereto except in such courts). Each Seller hereby designates and appoints CT Corporation Systems, a Delaware corporation, or any successor corporation (the "Authorized Agent"), as such person's authorized agent upon whom process may be served in any such Action at the office of such agent at 1209 Orange Street, Wilmington, Delaware 19801 (or such other address in the State of Delaware as the Authorized Agent may designate by written notice received by Buyer). Each Seller represents and warrants that the Authorized Agent has agreed to act as such agent for services of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each Seller agrees that service of any process, summons, notice or document upon the Authorized Agent, and written notice of said service to such Seller at the address for notices specified in Section 14.7 hereof, mailed by first class mail shall be effective service of process upon such Seller for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction. Buyer further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to its address set forth in Section 14.7 will be effective service of process upon Buyer for any Action brought against it in any such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the Sellers, the Warrantor Representative, the Non-Warrantor Representative and Buyer irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of any Transaction Document or the Transaction in (i) the Court of Chancery in and for the State of Delaware and the Superior Court in and for the State of Delaware or (ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                (b) EACH OF THE SELLERS, THE WARRANTOR REPRESENTATIVE, THE NON-WARRANTOR REPRESENTATIVE AND BUYER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE SELLERS, THE WARRANTOR REPRESENTATIVE, THE NON-WARRANTOR REPRESENTATIVE OR BUYER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                Section 14.12. Schedules and Exhibits; Disclosure. All schedules and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any other Transaction Document or in the schedules or exhibits hereto or thereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement. Disclosure of any item in any section of or on any schedule to this Agreement will not constitute disclosure of such item in any other section of or on any other schedule to this Agreement, whether or not the existence of the item or its contents should be or is relevant to any other section of or schedule to this

Agreement, unless an explicit cross-reference thereto appears in such other section or schedule.

                Section 14.13. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State, except that the provisions of Section 3.2 as they relate to the procedures for the transfer of the Shares only and the non-competition provisions of Article XIII will be governed by and construed in accordance with the internal laws of England and Wales.

                Section 14.14. Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

                Section 14.15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of any Transaction Document, the party or parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under such Transaction Document, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                Section 14.16. Construction; Interpretation.

                (a) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" and (iv) the word "or" shall not be exclusive.

                (b) For purposes of this Agreement, "knowledge" or "aware of" or a similar phrase with respect to the Warrantor Sellers shall mean the knowledge of Gary Steele, Richard Mayo, Richard Watts, Nick Weiner, Alistair Blaxill, Stephen King, Brian Williams and Mark Richardson (i) if any such Person is actually aware of such fact or other matter or (ii) if any such Person could be expected to discover or otherwise become aware of such fact or other matter after due inquiry concerning the existence of such fact or other matter (including review of applicable files relating to such fact or other matter).

                Section 14.17. Performance by Certain Affiliates. Each Seller will cause to be performed and hereby guarantees that the performance of all actions, agreements, and obligations set forth herein to be performed by any Affiliate of such Seller (in the case of a Non-Warrantor Seller, only its direct or indirect wholly-owned subsidiaries and any Person of which such Non-Warrantor Seller is a direct or indirect wholly-owned subsidiary), except that no Seller will be deemed to be an Affiliate of Gary Steele by virtue of him being a director of the Company.

                Section 14.18. Warrantor Representative.

                (a) Each of the Warrantor Sellers hereby irrevocably makes, constitutes, and appoints Gary Steele its representative, agent and true and lawful attorney in fact of and for each of the Warrantor Sellers in connection with the Transaction Documents and the Transaction ("Warrantor

Representative"). Each of the Warrantor Sellers hereby authorizes and empowers Warrantor Representative to make or give any approval, waiver, request, consent, instruction or other communication on behalf of each of the Warrantor Sellers as each such Warrantor Seller could do for himself, herself or itself, including with respect to the amendment of any provision of any Transaction Document (or any schedule thereto). Each of the Warrantor Sellers authorizes and empowers Warrantor Representative to receive all demands, notices or other communications directed to such Seller under any Transaction Document. Each of the Warrantor Sellers authorizes and empowers Warrantor Representative to (A) take any action (or to determine to refrain from taking any action) with respect thereto as the Warrantor Representative may deem appropriate as effectively as if such Warrantor Seller could act for himself, herself or itself (including, without limitation, the settlement or compromise of any dispute or controversy), which action will be binding on all the Warrantor Sellers and (B) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Warrantor Seller had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to any Warrantor Seller hereunder shall be deemed effective if given to Warrantor Representative. Each of the Warrantor Sellers agrees to be bound by all actions and failures to act of the Warrantor Representative in accordance with the provisions of any Transaction Document, including in connection with any settlement or compromise entered into by the Warrantor Representative on behalf of one or more of the Warrantor Sellers.

                (b) (i) Upon the death, resignation or incapacity of the Warrantor Representative, or at any other time or from time to time, a successor may be appointed by Warrantor Sellers holding (or who held prior to the Closing) Shares and Company Options (determined as if the Shares and Company Options constitute one class of shares) representing 90% of the Fully Diluted Warrantor Share Number, but such appointment will not be effective until such successor shall agree in writing to accept such appointment and notice of the selection of such successor Warrantor Representative is provided to Buyer; and (ii) if a successor Warrantor Representative is not appointed pursuant to (i) above within

60 days of such event, the Warrantor Representative shall be the individual Warrantor Seller who had the next largest holding of Shares and Company Options (determined as if the Shares and Company Options constitute one class of Shares) before the Closing, who agrees in writing to accept such appointment.

                (c) Each of the Warrantor Sellers and the Warrantor Representative agree as follows:

                        (i) No provisions of this Agreement shall require the Warrantor Representative to expend or risk his own funds or incur any liability.

                        (ii) The Warrantor Representative may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                        (iii) The Warrantor Representative shall not be liable for any action he takes or omits to take in good faith that he believes to be authorized or within the rights or powers conferred upon him by this Agreement.

                        (iv) The Warrantor Sellers shall reimburse the Warrantor Representative promptly upon request for (and the Warrantor Representative shall be entitled to withhold from monies or other property received on behalf of the Warrantor Sellers) all reasonable disbursements, advances and expenses incurred or made by him in acting as Warrantor Representative. Such expenses shall include the reasonable compensation, disbursements and expenses of the Warrantor Representative's agents and counsel.

                        (v) The Warrantor Sellers shall indemnify the Warrantor Representative against any and all losses, liabilities or expenses incurred by it arising out of or in connection with acting as Warrantor Representative under this Agreement and the other Transaction Documents, including the costs and expenses of enforcing this Agreement and defending the Warrantor Sellers against any claim whether asserted by the Buyer or any other person or liability in connection with the exercise or performance of any of its powers hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct.

                Section 14.19. Non-Warrantor Representative.

                (a) Each of the Non-Warrantor Sellers hereby irrevocably makes, constitutes, and appoints Richard Irving its representative, of and for each of the Non-Warrantor Sellers in connection with the Transaction Documents and the Transaction ("Non-Warrantor Representative").

                (b) Upon the death, resignation or incapacity of the Non-Warrantor Representative, or at any other time or from time to time, a successor may be appointed by Non-Warrantor Sellers.

                IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                           CONEXANT SYSTEMS, INC.


                                           By:/s/ Dwight W. Decker
                                              ----------------------------------
                                                 Name:     Dwight W. Decker
                                                 Title: Chief Executive Officer


                                           SELLERS:

                                           /s/ Gary Steele
                                           -------------------------------------
                                              Gary Steele
                                              23 Central Drive
                                              Elmer Beach Estate
                                              Middleton-on-Sea
                                              West Sussex PO22 7TT
                                              England
                                              (2,170,000 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Donna Brailey
                                              14 Blackmore Drive
                                              Southdown, Bath BA2 1JN
                                              England
                                              (1,900 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Jenny Brayne
                                              15 Pinewood Close
                                              Westbury-on-Trym, Bristol BS9 4AJ
                                              England
                                              (237 Ordinary Shares)

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Christopher Bryson
                                              3 Heol Syr Lewis
                                              Morgans Town, Cardiff CF4 8LE
                                              Wales
                                              (356 Ordinary Shares)

* As Attorney-in-Fact.

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Peter Davies
                                              2 Shipley Road
                                              Westbury-on-Trym, Bristol BS9 3HS
                                              England
                                              (9,000 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Dan Draper
                                              35 SW 101st Avenue,
                                              Portland, Oregon 97225
                                              USA
                                              (12,000 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Jerome Garez
                                              33 St. Johns Road
                                              Clifton, Bristol BS8 2HD
                                              England
                                              (1,733 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Christian Hess
                                              Noldestrasse. 1
                                              66787 Wadgassen
                                              Germany
                                              (356 Ordinary Shares)

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Charles Irving
                                              Greyhound House
                                              23-24 George Street
                                              Richmond, Surrey TW9 1HY
                                              England
                                              (51,000 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Graham Jones
                                              178 High Street
                                              Wootton Bassett, Wiltshire SN4 7BZ
                                              England
                                              (2,137 Ordinary Shares)

* As Attorney-in-Fact.

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Amanda Karn
                                              134 Hallen Road
                                              Henbury, Bristol BS10 7RB
                                              England
                                              (356 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Richard Mayo
                                              5 North Rocks Road
                                              Paignton, Devon TQ4 6LF
                                              England
                                              (270,000 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Andrew John Millard
                                              Garden Flat
                                              48 Hampton Road
                                              Redland, Bristol BS6 6HZ
                                              England
                                              (300 Ordinary Shares)

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              John Michael Millard
                                              Garden Flat
                                              48 Hampton Road
                                              Redland, Bristol BS6 6HZ
                                              England
                                              (300 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Stuart Millard
                                              Garden Flat
                                              48 Hampton Road
                                              Redland, Bristol BS6 6HZ
                                              England
                                              (231 Ordinary Shares)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Ya Nong Ning
                                              22 Hampden Close
                                              Yate BS37 5UW
                                              England
                                              (712 Ordinary Shares)
* As Attorney-in-Fact.


                                           /s/ Mark Richardson
                                           -------------------------------------
                                              Mark Richardson
                                              61 Bloomfield Avenue
                                              Bath BA2 3AA
                                              England
                                              (2,375 Ordinary Shares)


                                           /s/ Richard Watts
                                           -------------------------------------
                                              Richard Watts
                                              108 York Road
                                              Montpelier, Bristol BS6 5QQ
                                              England
                                              (135,000 Ordinary Shares)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Colin Whitfield
                                              13 Cleave Street
                                              St. Werburghs, Bristol BS2 9UD
                                              England
                                              (1,187 Ordinary Shares)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Mark Wills
                                              3 Princes Court,
                                              Longwell Green, Bristol BS30 7GB
                                              England
                                              (356 Ordinary Shares)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Shen Chia Wong
                                              5 Fl., No. 22-1
                                              Alley 30, Lane 40, Sec. 7
                                              Chung-Sam North Road
                                              Taipei, Taiwan
                                              (375,000 Ordinary Shares)

* As Attorney-in-Fact.

                                           3i GROUP, PLC
                                           91 Waterloo Road
                                           London SE1 8XP
                                           England
                                           (22,727 Ordinary Shares)
                                           (352,773 Preference Shares)

                                           By:/s/ Paul Murray
                                              ----------------------------------
                                                 Name:     Paul Murray
                                                 Title:    Investment Director

                                           VERTEX TECHNOLOGY FUND II, LTD.
                                           77 Science Park Drive
                                           #02-15 Cintech III
                                           Singapore Science Park
                                           Singapore 0511
                                           (22,727 Ordinary Shares)
                                           (352,773 Preference Shares)

                                           By:/s/ Greg Leyshon**
                                              ----------------------------------
                                                 Name:     Greg Leyshon
                                                 Title:    Solicitor (Osbourne
                                                           Clarke)

** As Attorney-in-Fact for Vertex Technology Fund II Ltd.

                                           DEFTA-POND CO-INVESTMENT L.P.
                                           23-24 George Street
                                           Richmond, Surrey TW9 1HY
                                           England
                                           (521 Ordinary Shares)
                                           (8,085 Preference Shares)
                                           (228,283 Class A Shares)

                                           By:  Pond Venture Partners Limited

                                           By:/s/ Gary Steele*
                                              ----------------------------------
                                                 Name:     Gary Steele
                                                 Title:    Director

* As Attorney-in-Fact.

                                           POND VENTURES I L.P.
                                           2055 Gateway Place
                                           Suite 400
                                           San Jose, California 95110
                                           USA
                                           (4,025 Ordinary Shares)
                                           (62,469 Preference Shares)
                                           (767,717 Class A Shares)

                                           By: Pond Venture Partners limited

                                               By:/s/ Gary Steele*
                                                  ------------------------------
                                                     Name:  Gary Steele
                                                     Title: Director

* As Attorney-in-Fact.

                                           OPTION HOLDERS:

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Rahim Akbari
                                              28 Clifton Park Road
                                              Clifton, Bristol BS8 3HL
                                              England
                                              (4,000 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Tony Albon
                                              410 Fishponds Road
                                              Upper Eastville, Bristol BS5 6RQ
                                              England
                                              (3,000 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Michelle Allen
                                              40 Osprey Park
                                              Thornbury, Bristol BS35 1LY
                                              England
                                              (1,000 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Chettan Babla
                                              Basement Flat
                                              13 Southleigh Road
                                              Clifton, Bristol BS8 2BQ
                                              England
                                              (6,000 Options)

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Andrew Benford
                                              37 Russley Close
                                              Peatmoor, Swindon
                                              Wiltshire SN5 5AG
                                              England
                                              (10,000 Options)

* As Attorney-in-Fact.

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Nigel Bird
                                              55 Norman Road
                                              Saltford, Bristol BS31 3BH
                                              England
                                              (2,000 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Alistair Blaxill
                                              Little Orchard
                                              Ash Green Road
                                              Ash Green, Surrey GU12 6JQ
                                              England
                                              (22,500 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Donna Brailey
                                              14 Blackmore Drive
                                              Southdown, Bath BA2 1JN
                                              England
                                              (1,190 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Jenny Brayne
                                              15 Pinewood Close
                                              Westbury-on-Trym, Bristol BS9 4AJ
                                              England
                                              (1,024 Options)

                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Christopher Bryson
                                              3 Heol Syr Lewis
                                              Morgans Town, Cardiff CF4 8LE
                                              Wales
                                              (4,536 Options)


                                           /s/ Gary Steele*
                                           -------------------------------------
                                              Mark Caines
                                              22 Camden Road
                                              Southville, Bristol BS3 1QA
                                              England
                                              (1,000 Options)

* As Attorney-in-Fact.

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Richard Clark
                                              31 Llanwern Road
                                              Royal Oak, Newport
                                              South Wales NP9 9GF
                                              England
                                              (3,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Robin Commander
                                              17 The Common
                                              Patchway, Bristol BS34 6AS
                                              England
                                              (8,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Peter Davies
                                              2 Shipley Road
                                              Westbury-on-Trym, Bristol BS9 3HS
                                              England
                                              (12,000 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Leigh Dawkins
                                              96 Crawford Close
                                              Freshbrook, Swindon SN5 8PU
                                              England
                                              (2,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Paul Denny
                                              1 Telconia Close
                                              Headley Down
                                              Bordon, Hampshire GU35 8ED
                                              England
                                              (10,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Ronald Downes
                                              Flat 6, Central Hall
                                              15 Redcross Street
                                              Bristol BS2 0BA
                                              England
                                              (3,000 Options)

* As Attorney-in-Fact.

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Jerome Garez
                                              33 St. Johns Road
                                              Clifton, Bristol BS8 2HD
                                              England
                                              (3,174 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Mark Henderson
                                              Kiaora, Pisgah Road
                                              Talywain, Pontypool
                                              Gwent NP4 7HZ
                                              Wales
                                              (3,000 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Christian Hess
                                              Noldestrasse. 1
                                              66787 Wadgassen
                                              Germany
                                              (15,036 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Michael Higgs
                                              13 Highlands Crescent
                                              Beaufort, Ebbw Vale NP3 5RQ
                                              Wales
                                              (3,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Graham Jones
                                              178 High Street
                                              Wootton Bassett, Wiltshire SN4 7BZ
                                              England
                                              (12,214 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Peter Jones
                                              28 Priorsgate
                                              Oakdale, Blackwood
                                              Gwent NP12 0EL
                                              Wales
                                              (6,000 Options)
* As Attorney-in-Fact.
                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Amanda Karn
                                              134 Hallen Road
                                              Henbury, Bristol BS10 7RB
                                              England
                                              (6,036 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Stephen King
                                              10855 SW Falcon Court
                                              Beaverton, Oregon 97007
                                              USA
                                              (50,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              David Knight
                                              3 Mariners Way
                                              Pill, Bristol BS20 0BD
                                              England
                                              (1,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Iain Lochhead
                                              3 Down Road
                                              Winterbourne Down
                                              Bristol BS37 1BN
                                              England
                                              (8,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Sean Lord
                                              Willow Cottage
                                              Alexandra Road
                                              Frome, Somerset BA11 1LU
                                              England
                                              (8,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Colin Maddison
                                              5 Lime Tree Cottages
                                              Quenington
                                              Gloucestershire GL7 5BU
                                              England
                                              (5,000 Options)
* As Attorney-in-Fact.

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Kevin Marris
                                              Merevale House
                                              West End, Magor NP26 3HT
                                              Wales
                                              (1,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Stuart Millard
                                              Garden Flat
                                              48 Hampton Road
                                              Redland, Bristol BS6 6HZ
                                              England
                                              (6,084 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Andrew Millwater
                                              79 Hughes Street
                                              Penygraig, Rhondda AC40 1LX
                                              Wales
                                              (3,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Ya Nong Ning
                                              22 Hampden Close
                                              Yate BS37 5UW
                                              England
                                              (3,072 Options)


                                           /s/ Mark Richardson
                                           -------------------------------------
                                              Mark Richardson
                                              61 Bloomfield Avenue
                                              Bath BA2 3AA
                                              England
                                              (22,738 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              David Robbins
                                              27 Berkeley Road
                                              Westbury Park, Bristol BS6 7PQ
                                              England
                                              (2,000 Options)

* As Attorney-in-Fact.
                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Lynda Roberts
                                              11 Bamptons Croft
                                              Emmersons Green, Bristol BS16 7EN
                                              England
                                              (1,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Jacqueline Smith
                                              Bishport Avenue
                                              Withywood, Bristol BS13 9EH
                                              England
                                              (100 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Clive Thomas
                                              7 Shannon Close
                                              Pontllanfriath, Blackwood
                                              Gwent NP12 2FW
                                              Wales
                                              (3,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Tatsuyuki Torii
                                              793-9 Nakagawa
                                              Omiya-shi, Saitama 330-0831
                                              Japan
                                              (22,500 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Rudolf van Ettinger
                                              Church Farm House
                                              Pound Lane
                                              Hardwicke GL2 4RJ
                                              England
                                              (8,000 Options)


                                           /s/ Richard Watts
                                           -------------------------------------
                                              Richard Watts
                                              108 York Road
                                              Montpelier, Bristol BS6 5QQ
                                              England
                                              (15,000 Options)

* As Attorney-in-Fact.
                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Nick Weiner
                                              29 Shirehampton Road
                                              Stoke Bishop, Bristol BS9 1EL
                                              England
                                              (45,000 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Colin Whitfield
                                              13 Cleave Street
                                              St. Werburghs, Bristol BS2 9UD
                                              England
                                              (12,119 Options)


                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Brian Williams
                                              30 Barnfield
                                              Ponthir, Newport
                                              Gwent NP6 1TN
                                              Wales
                                              (22,500 Options)

                                           /s/ Mark Richardson*
                                           -------------------------------------
                                              Mark Wills
                                              3 Princes Court
                                              Longwell Green, Bristol BS30 7GB
                                              England
                                              (1,036 Options)

* As Attorney-in-Fact.

                The undersigned is executing this Agreement to evidence the sale of all its right, title and interest in and to any Shares beneficially owned by Defta-Pond Co-investments L.P. and Pond Ventures I L.P. and its agreement to
Section 2.9.

                                           pond venture nominees Ltd.


                                           By: /s/ Gary Steele*
                                              ----------------------------------
                                                 Name: Gary Steele
                                                 Title: Managing Director

* As Attorney-in-Fact.

                                                                       EXHIBIT A

                              TECHNOLOGY MILESTONES

Customer sampling of a customer quality sample of a 10 gigabit integrated circuit in the standard chipset.

                                                                       EXHIBIT B

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER


                                                    Page
                                                    ----
Section 4.1.  Organization .......................    2
Section 4.2.  Authority ..........................    2
Section 4.3.  No Breach ..........................    3
Section 4.4.  Title to Stock .....................    3
Section 4.5.  Governmental Approvals .............    4
Section 4.6.  No Brokers .........................    4
Section 4.7.  Accredited Investors ...............    4
Section 4.8.  Investment Intent ..................    4
Section 4.9.  Regulation S .......................    5
Section 4.10. Transfer Restrictions ..............    6

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER


                Each Seller, severally and not jointly, only as to himself, herself or itself, represents and warrants to Buyer as follows:

                (i) Each Warrantor Seller makes the representations and warranties set forth in Sections 4.1 through 4.6 and in Section 4.9 (except that Stephen King makes the representations and warranties set forth in Sections 4.7 and 4.8 in lieu of the representations and warranties set forth in Section 4.9); and

                (ii) Each Non-Warrantor Seller makes the representations and warranties set forth in Sections 4.4, 4.7 and 4.8 (except that Shen Chia Wong makes the representations and warranties set forth in Section 4.9 in lieu of the representations and warranties set forth in Sections 4.7 and 4.8):

                Section 4.1. Organization. If such Seller is not an individual, it is duly incorporated under the laws of its jurisdiction of incorporation or organization.

                Section 4.2. Authority. Such Seller that is not an individual has all requisite power and authority, corporate or otherwise, and such Seller that is an individual has the capacity, to execute and deliver each Transaction Document delivered or to be delivered by such Seller and to perform all of such Seller's obligations hereunder and thereunder. The execution, delivery and performance by such Seller that is not an individual of each Transaction Document delivered or to be delivered by such Seller and the consummation by such Seller of the Transaction have been duly authorized by all necessary and proper action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each other Transaction Document to be delivered by such Seller will be duly executed and delivered by such Seller and, when so executed and delivered, will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

                Section 4.3. No Breach. None of the execution, delivery or performance by such Seller of any Transaction Document or the consummation by such Seller of the Transaction, with or without the giving of notice or the lapse of time or both, does or will conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) (if such Seller is not an individual) the memorandum and articles of association (or similar governance document) of such Seller or (ii) any Law or License to which such Seller or its properties or assets is subject, except, in the case of item (ii) above only, for those which would not have, individually or in the aggregate, a Material Adverse Effect.

                Section 4.4. Title to Stock. Except as set forth on Schedule 4.4, such Seller has title to, and is the legal and beneficial owner of, or otherwise is entitled to transfer to Buyer full right, title and interest in and to, the number of Ordinary Shares, Class A Shares, Preference Shares and Company Options set forth opposite such Seller's name on Schedule 5.3 (Company Stock and Options Outstanding). Such shares are free and clear of any Liens. Upon transfer and delivery to Buyer at the Closing, Buyer will have full title to such Shares, free and clear of any Liens. The number of Ordinary Shares, Class A Shares, Preference Shares and Company Options set forth opposite such Seller's name on
Schedule 5.3 (Company Stock and Options Outstanding) constitute all of the Shares and

Company Options over which any voting or dispositive power is held by such Seller.

                Section 4.5. Governmental Approvals. Except as set forth on
Schedule 4.5, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to such Seller in connection with the execution, delivery and performance by such Seller of any Transaction Document or the consummation by such Seller of the Transaction.

                Section 4.6. No Brokers. Except for Broadview International Ltd. and the Non-Warrantor Sellers entitled to receive the finders' fees described in
Section 3.5 of this Agreement, none of such Seller or any of its Affiliates has authorized or retained any Person to act as an investment banker, broker, finder or other intermediary (other than legal and accounting professionals) who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor, to the knowledge of such Seller, is there any basis for any such fee, commission or payment to be claimed by any Person against such Seller.

                Section 4.7. Accredited Investors. Each of the Non-Warrantor Sellers (other than Shen Chia Wong) and Stephen King represents and warrants, severally and not jointly, that he, she or it is an accredited investor as such term is defined in Regulation D under the Securities Act.

                Section 4.8. Investment Intent. Each of the Non-Warrantor Sellers (other than Shen Chia Wong) and Stephen King, severally and not jointly, represents and warrants that he, she or it is acquiring the Buyer Stock and/or the Buyer Options pursuant to this Agreement for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of any of such shares in violation of the Securities Act.

                Section 4.9. Regulation S. Each of the Warrantor Sellers (other than Stephen King) and Shen Chia Wong, severally and not jointly, represents and warrants that he, she or it:

                (a) is not a U.S. person within the meaning of Rule 902(k) of Regulation S under the Securities Act, which term includes: (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

                (b) has not been offered the shares of Buyer Stock and Buyer Options in the United States and at the time of execution of this Agreement is physically outside the United States.

                (c) acknowledges and agrees that until the expiration of the one-year distribution compliance period within the meaning of Rule 902(f) of Regulation S under the Securities Act, such Seller will only resell the Buyer Stock or Buyer Options acquired in the Transaction in compliance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration.

                (d) is acquiring the Buyer Stock and/or Buyer Options for its own behalf and not on behalf or for the benefit of any U.S. Person and the sale and resale of the Buyer Stock or Buyer Options has not been pre-arranged with any U.S. person or buyer in the United States.

                (e) acknowledges that Buyer's transfer agent will not be required to accept for registration of transfer any shares of Buyer Stock acquired in the Transaction, except upon presentation of evidence satisfactory to Buyer and the transfer agent that the restrictions set forth therein have been complied with.

                (f) agrees not to engage in hedging transactions with regard to shares of Buyer Stock or Buyer Options acquired in the Transaction unless in compliance with the Securities Act.

                (g) acknowledges that Buyer will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by the acquisition of the Buyer Stock and/or Buyer Options by such Warrantor Seller (other than Stephen
King) or by Shen Chia Wong, as the case may be, are no longer accurate, such Warrantor Seller (other than Stephen King) or Shen Chia Wong, as the case may be, shall promptly notify Buyer.

                Section 4.10. Transfer Restrictions. Such Seller is aware that the shares of Buyer Stock and Buyer Options to be issued to such Seller pursuant to this Agreement have not been registered under the Securities Act or any applicable U.S. state securities laws, and agrees that the Buyer Stock and Buyer Options will not be offered or transferred, sold, assigned, pledged, hypothecated, gifted, encumbered or otherwise disposed of prior to the date which is two years after the date of original issue of such shares of Buyer Stock except (a) to Buyer or any Subsidiary of Buyer or (b) pursuant to a registration statement which has been declared effective under the Securities Act or (c) pursuant to offers and sales to non-U.S. persons that occur outside the United

States in an offshore transaction within the meaning of Rule 902 of Regulation S under the Securities Act or (d) pursuant to Rule 144 under the Securities Act or
(e) pursuant to any other available exemption from the registration requirements of the Securities Act, if in the opinion of counsel reasonably acceptable to Buyer such exemption is applicable. Such Seller will not transfer any shares of Buyer Stock and/or Buyer Options in violation of the provisions of any applicable U.S. federal or state, United Kingdom or other jurisdiction's securities laws.

                                                                       EXHIBIT C

               REPRESENTATIONS AND WARRANTIES OF WARRANTOR SELLERS

                                                                                        Page
                                                                                        ----
Section 5.1.  Organization ........................................................       1
Section 5.2.  No Breach ...........................................................       1
Section 5.3.  Capitalization ......................................................       1
Section 5.4.  Equity Interests ....................................................       2
Section 5.5.  Affiliate Transactions ..............................................       3
Section 5.6.  Taxes ...............................................................       4
Section 5.7.  Intellectual Property Matters .......................................       6
Section 5.8.  Assets and Properties ...............................................       9
Section 5.9.  Contracts ...........................................................       9
Section 5.10.  Litigation .........................................................      13
Section 5.11.  Environmental Matters ..............................................      14
Section 5.12.  Financial Information ..............................................      14
Section 5.13.  Compliance With Applicable Law .....................................      16
Section 5.14.  Licenses ...........................................................      16
Section 5.15.  Employee Matters ...................................................      17
Section 5.16.  Absence of Material Adverse Effect and Certain Events ..............      19
Section 5.17.  Sufficiency of Assets ..............................................      21
Section 5.18.  Governmental Approvals .............................................      21
Section 5.19.  Product Warranty ...................................................      22
Section 5.20.  Insurance ..........................................................      22
Section 5.21.  Bank Accounts; Powers of Attorney ..................................      23
Section 5.22.  No Material Misstatement or Omission ...............................      23
Section 5.23.  Supplemental Information Reviewed by the Buyer and/or Its Legal
                         and Financial Advisers ...................................      23

               REPRESENTATIONS AND WARRANTIES OF WARRANTOR SELLERS

                Each Warrantor Seller, jointly and severally, represents and warrants to Buyer as follows:

                Section 5.1. Organization. The Company is a corporation duly incorporated under the laws of England and Wales as a company limited by shares. The Company has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on the Business as presently conducted. Except as set forth on Schedule 5.1, the Company is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the ownership, leasing or holding of its properties or the conduct or nature of its business makes such qualification necessary. The failure to be so qualified in any of the jurisdictions set forth in Schedule 5.1 would not have, individually or in the aggregate, a Material Adverse Effect. Set forth on Schedule 5.1 is a list of the jurisdictions in which the Company transacts business. True and complete copies of the memorandum and articles of association and statutory books of the Company, duly written up immediately prior to the Closing, have previously been delivered or made available to Buyer.

                Section 5.2. No Breach. Except as set forth on Schedule 5.2, the consummation of the Transaction, with or without the giving of notice or the lapse of time or both, does not or will not result in the creation of any Lien upon any of the assets or properties of the Company (except for Permitted Liens), or conflict with, or result in a breach or violation of, or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the memorandum and articles of association of the Company, (ii) any Contract of the Company, or (iii) any Law or License to which the Company or its properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which would not have, individually or in the aggregate, a Material Adverse Effect.

                Section 5.3. Capitalization. The authorized share capital of the Company is Pound Sterling50,332.00 divided into 149,223,900 Ordinary Shares, 996,000 Class A Shares and 776,100 Preference Shares. As of the date hereof, 3,084,536 Ordinary Shares, 996,000 Class A Shares and 776,100 Preference Shares have been issued and the Sellers are registered in the register of members as the owners of such Shares, as set forth on Schedule 5.3. The Company is not registered in the register of members of the Company as the owner of any Shares. Schedule 5.3 sets forth a list of all Company Options which have been granted by the Company as of the date hereof and, with respect to each such Company Option, the exercise price thereof, the number of Shares subject thereto and the owner thereof. As of the date hereof, (a) 382,859 Ordinary Shares are issuable upon exercise of outstanding Company Options, (b) 996,000 Ordinary Shares are issuable upon conversion of outstanding Class A Shares and (c) 776,100 Ordinary Shares are issuable upon conversion of outstanding Preference Shares. Except for as set forth in the immediately preceding sentences, no shares or other securities of the Company have been issued. The entire issued share capital of the Company is duly authorized, validly issued, and fully paid. After giving effect to Section 8.2, no person has any preemptive or subscription rights or any option, contract or other right to purchase capital stock of the Company, except as otherwise provided by the Companies Act. There are no bonds, debentures, notes or other indebtedness of any type whatsoever of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any shareholders of the Company may vote. Except for the Company Options set forth on Schedule 5.3, the Class A Shares set forth on Schedule 5.3, and the Preference Shares set forth on
Schedule 5.3, there are no outstanding options, warrants, calls, demands Contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares in the Company or any other securities of the Company. Neither the Company, nor any of its Affiliates is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any shares in the Company, any other securities of the Company or any interest in the Company to or from any Person or to issue, deliver, sell, purchase or redeem any other Contracts of the Company relating to any shares in or other securities of the Company to or from any Person.

                Section 5.4. Equity Interests. The Company does not own any shares in or other equity interest in any corporation, partnership, limited liability entity or other entity.

                Section 5.5. Affiliate Transactions. Except as set forth on and, in the case of documents that are referred to as attached, attached to Schedule 5.5, there is no:

                (a) indebtedness, Contract, arrangement, and since March 31, 1999 there has not been any payment or transfer, directly or indirectly, of any funds or other property, between the Company, on the one hand, and any Affiliate, officer, director, secretary or shareholder of the Company or, other than in respect of the Non-Warrantor Sellers, any Affiliate of any thereof, on the other hand, except for (i) regularly scheduled cash compensation paid to employees consistent with written policies of the Company and amounts paid to employees pursuant to existing employee benefit plans listed on Schedule 5.15(b) (Plans) and (ii) reimbursements of employees' ordinary and necessary business expenses incurred in connection with their employment;

                (b) interest of any Affiliate, officer, director or shareholder of the Company or, other than in respect of the Non-Warrantor Sellers, any Affiliate of any thereof in any assets or properties (whether real, personal, or mixed and whether tangible or intangible) owned or used by or pertaining to the Company; or

                (c) ownership (whether legal or beneficial) by any Affiliate, officer, director, secretary or shareholder of the Company or, other than in respect of the Non-Warrantor Sellers, any Affiliate of any thereof of any equity, financial or profit interest (except for (x) ownership of less than five percent of the outstanding capital stock of any corporation that is publicly traded on any recognized exchange or in the over-the-counter market or (y) any interest held by any Non-Warrantor Sellers for investment purposes only)in a Person that has (i) had material business dealings or a material financial interest in any transaction with the Company (other than business dealings or transactions conducted in the ordinary course of business with the Company at prevailing market prices and on prevailing market terms) or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company.

                Section 5.6. Taxes.

                (a) All United Kingdom and foreign Tax returns, reports, declarations, statements and other documents ("Tax Returns") required to be filed by or on behalf of the Company have been timely filed with the appropriate tax authorities or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

                (b) Each such Tax Return was complete and correct in all material respects.

                (c) All Taxes with respect to taxable periods or portions thereof covered by such Tax Returns and all other material Taxes (without regard to whether a Tax Return was or is required) for which the Company is otherwise liable that are due have been paid in full and to the extent the liabilities for such Taxes are not due, adequate reserves have been established on the October 31, 1999 Balance Sheet of the Company in accordance with UK GAAP.

                (d) The Company has timely withheld proper and accurate amounts from its employees, customers, shareholders and others from whom it is or was required to withhold Taxes in compliance in all material respects with all applicable Laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

                (e) All Taxes due with respect to any completed and settled claims, actions, proceedings, investigations or inquiries by any taxing authority for which the Company is or might otherwise be liable have been paid in full.

                (f) To the knowledge of the Management Sellers, there are no claims, actions, proceedings, investigations or inquiries pending with respect to any Taxes for which the Company is or might otherwise be liable. No taxing authority has given written notice of the commencement of any claims, actions, proceedings, investigations or inquiries with respect to any such Taxes. No issue has arisen in any examination of the Company by any taxing authority that, if raised with respect to the same or substantially similar facts arising in any other Tax period not so examined, would result in a deficiency for such other period, if upheld.

                (g) Except as set forth in Schedule 5.1 (Foreign Establishments and Jurisdictions in which the Company

Transacts Business), the Company is and always has been resident in the United Kingdom for Tax purposes and is not and never has been resident for Tax purposes in any jurisdiction other than the United Kingdom.

                (h) Except as set forth in Schedule 5.1 (Foreign Establishments and Jurisdictions in which the Company Transacts Business), the United Kingdom is the only country in which the Company regularly conducts trade or business whose tax authorities seek to charge Tax on the worldwide profits or gains of the Company.

                (i) The Company has at no time been a member of a group for the purposes of Part X, Chapter IV of the Taxes Act 1988.

                (j) The documents attached to Schedule 5.6(j) and the other Schedules referred to in this Section 5.6 represent the only material correspondence or communication to date between the Company and the Inland Revenue regarding the Tax affairs of the Company, and there is no other correspondence or communication relating to any tax matters which is reasonably likely to have a Material Adverse Effect.

                (k) [Intentionally Omitted]

                (l) The Company is not a "passive foreign investment company", within the meaning of Section 1297(a) of the Code.

                (m) No Liens for Taxes, other than Permitted Liens, exist with respect to any of the assets or properties of the Company or the Business Intellectual Property.

                (n) [Intentionally Omitted]

                (o) The Company has properly operated the Pay As You Earn system deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and has timely accounted to the Inland Revenue for all tax so deducted and all returns required pursuant to Section 203 of the Taxes Act 1988 and regulations made thereunder have been timely made and are accurate and complete in all respects.

                (p) Schedule 5.6(p) contains full details of all dispensations obtained by the Company and all material details of any visit from the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

                (q) To the knowledge of the Management Sellers, the Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

                (r) [Intentionally Omitted]

                (s) The Company is not and never has been either a contractor or a sub-contractor for the purposes of Chapter IV Part XIII of the Taxes Act 1988.

                (t) The Company has paid all national insurance contributions for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

                (u) Except as set forth on Schedule 5.6(u), the Company has duly paid all stamp duty on documents to which it is a party and which transfer property or rights to property.

                (v) The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party and in respect of which it is liable to account for stamp duty reserve tax.

                (w) The Company has complied with all statutory provisions and regulations relating to Value Added Tax and has duly paid or provided for all amounts of Value Added Tax for which the Company is liable.

                Section 5.7. Intellectual Property Matters

                (a) In this Section 5.7:

                        (i) "Product Intellectual Property" means all Intellectual Property owned or used by the Company and comprised in the Company's products;

                        (ii) "Own Use Intellectual Property" means all Intellectual Property owned or used by the Company in the conduct of its business, other than the Product Intellectual Property; and

                        (iii) "Business Intellectual Property" means the Product Intellectual Property and the Own Use Intellectual Property.

                (b) Set forth on Schedule 5.7(b) and (c) are details of all Contracts of the Company relating to Product Intellectual Property, including the distribution or license of, or royalty payments with respect to, Product Intellectual Property, whether as licensor or licensee, other than agreements set forth in Schedule 5.9(a) (Contracts) relating to the supply and distribution of the Company's products, and employment contracts.

                (c) Except as set forth on Schedule 5.7(c):

                        (i) the Company owns all right title and interest in and to (or, in the case of Product Intellectual Property subject to license agreements in favor of the Company set forth on Schedule 5.7(b), has an absolute right to use) all of the Product Intellectual Property, free and clear of any Liens and free from any requirement of any past, present or future payments (other than maintenance payments, license fees or other payments referred to in the Contracts set forth on
        Schedule 5.7(b) or specifically disclosed in Schedule 5.7(c));

                        (ii) the Company is entitled to use the Own Use Intellectual Property in relation to the Business free from any outstanding requirement for any payment in respect of such use whether past present or future and free of any conditions or restrictions except (in the case of Own Use Intellectual Property licensed to the Company on a non-exclusive basis) for restrictions of a kind which are customarily imposed in generally available standard license agreements;

                        (iii) to the knowledge of the Warrantor Sellers, no Product Intellectual Property or any service rendered by the Company, or any product, process or material developed, manufactured, produced, or used by the Company, or any use by the Company of any Own Use Intellectual Property, is alleged to infringe upon or infringes upon any Intellectual Property or other rights owned or held by any other Person;

                        (iv) no Action relating to any Product Intellectual Property or the Company's use of any Own Use Intellectual Property has been issued by or against the Company or, to the knowledge of the Warrantor Sellers, is pending or threatened by or against the Company;

                        (v) to the knowledge of the Warrantor Sellers, there is no infringement or misappropriation by any Person of any Product Intellectual Property or of any Own Use Intellectual Property licensed exclusively to the Company;

                        (vi) except as set forth on Schedule 5.7(b), there are no Contracts between the Company, on the one hand, and any other Person, on the other hand, under which the Company has granted rights or licenses in any Business Intellectual Property or has granted an option to acquire any such rights or licenses;

                        (vii) the Company has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Business Intellectual Property; and

                        (viii) except as otherwise provided in any license agreements in favor of the Company set forth on Schedule 5.7(b) or 5.9(a) (Contracts), all Product Intellectual Property and all Own Use Intellectual Property owned by the Company was developed entirely by employees of the Company during the time they were employees of the Company.

                (d) Except as set forth on Schedule 5.7(d), the Company has taken all reasonable steps (including measures to protect secrecy and confidentiality) to protect all such rights, title and interest as it may have in and to all Business Intellectual Property.

                (e) The Business Intellectual Property constitutes all Intellectual Property Rights necessary to conduct fully the Business as currently conducted.

                (f) The Company has no registered Product Intellectual Property and has not applied for any registered trademarks, patents or designs.

                Section 5.8. Assets and Properties.

                (a) Except as to Intellectual Property, which is the subject of
        Section 5.7, the Company has (i) good and marketable title to all of its assets and properties (whether real, personal or mixed, or tangible or intangible) which it purports to own and (ii) valid lease agreements in respect of all of its assets and properties (other than Real Property) which it purports to lease, in each case free and clear of any Liens, other than Permitted Liens and the fixed and floating charge in favor of National Westminster Bank plc described in Schedule 5.8(a).

                (b) The Company does not own freehold to and has not previously owned freehold to any Real Property.

                (c) Schedule 5.8(c) contains a complete and accurate list of and copies of documents relating to: (i) all real property leased, subleased or occupied by the Company pursuant to a Lease (the "Leased Premises") and (ii) all Leases to which the Company is a party (including all subleases and other Leases through which the Company has granted any interest in any of the Leased Premises, or any portion thereof, to any Person). The Company has valid lease agreements in respect of each of the Leased Premises.

                (d) The Company enjoys peaceful and undisturbed possession of each of the Leased Premises. There are no restrictions imposed by any Lease or other Contract or by Law which preclude or restrict the ability to use the Leased Premises for the purposes for which they are currently being used.

                Section 5.9. Contracts.

                (a) Schedule 5.9(a) lists and attaches copies of all of the following Contracts of the Company (other than those set forth on Schedule 5.5 (Affiliate Transactions), Schedule 5.7(b) (Commitments Relating to Intellectual Property), Schedule 5.8(c) (Leased Premises), Schedule 5.15(b) (Plans) or
Schedule 5.15(c) (Employee Agreements)):

                        (i) all Contracts (or groups of related Contracts) for the lease (whether as lessor or lessee) of personal property to or from the Company which provide for lease payments in excess of Pound Sterling100,000 over the term of the Contract;

                        (ii) all Contracts (or groups of related Contracts) for the purchase or sale of inventories, stock or raw materials, supplies, products, spare parts or real, personal or mixed property, or for the furnishing or receipt of services, including customer and supply Contracts, which provide for payments to or from the Company of Pound Sterling100,000 or more for each Contract;

                        (iii) all Contracts concerning any partnership, joint venture, joint development or other cooperation arrangement;

                        (iv) all material Contracts providing for management services or for the services of independent contractors or consultants (or similar arrangements);

                        (v) all Contracts providing for advertising, promotional or marketing services; providing for payment by the Company of Pound Sterling50,000 or more;

                        (vi) all Contracts (or groups of related Contracts) relating to or evidencing indebtedness for the borrowing of money by the Company (or the creation, incurrence, assumption, securing or guarantee thereof), including any Contract under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person;

                        (vii) all Contracts (or groups of related Contracts) under which (A) any Person has directly or indirectly guaranteed any indebtedness or other Liabilities of the Company or (B) the Company has directly or indirectly guaranteed any indebtedness or other Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                        (viii) all Contracts (or groups of related Contracts) under which the Company has directly or indirectly made any material advance, loan, extension of credit or capital contribution to, or other investment in, any Person, including employees, or which involve a sharing of profits, losses, costs or Liabilities by the Company with any other Person, other than trade accounts payable arising in the ordinary course of business of the Company;

                        (ix) all Contracts (or groups of related Contracts) providing for or containing any mortgage, pledge, security agreement or deed of trust or other Contract granting a material Lien upon any assets or properties of the Company;

                        (x) all Contracts providing for indemnification of any Person with respect to material Liabilities relating to any current or former business of the Company;

                        (xi) all Contracts with any broker, distributor, dealer, sales representative, supplier, manufacturer or other Person (other than Contracts with customers which are disclosed pursuant to clause (ii) above) relating to the distribution, sale, supply or manufacture of products providing for payment by or to the Company of Pound Sterling50,000 or more;

                        (xii) all Contracts providing for or containing confidentiality and non-disclosure obligations (other than standard non-disclosure forms signed by employees generally, copies of which have been provided to Buyer);

                        (xiii) all Contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof (and for purposes of this Section 5.9, material assets means assets with a value of Pound Sterling50,000 or more and any assets that are otherwise material to the business, operations, properties or condition of the Company, taken as a whole);

                        (xiv) all Contracts which limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or which limit or purport to limit or restrict the ability of the Company with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

                        (xv) all swap agreements (as defined in the definition of the term Contract);

                        (xvi) all Contracts with any Governmental Entity;

                        (xvii) all Contracts containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock of the Company which will continue in effect after the Closing; and

                        (xviii) all Contracts which are, in the reasonable opinion of the Management Sellers, otherwise material to the Company which are not described in any of the categories specified in this
        Section 5.9(a).

                Each Contract of the Company set forth or required to be set forth on Schedule 5.5 (Affiliate Transactions), Schedule 5.7(b) (Commitments Relating to Intellectual Property), Schedule 5.8(c) (Leased Premises), Schedule 5.9(a), Schedule 5.15(b) (Plans) or Schedule 5.15(c) (Employee Agreements) is referred to herein as a "Material Contract".

                (b) Except as set forth on Schedule 5.9(b), each Material Contract is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms (subject to general principles of equity) as to the Company and, to the knowledge of the Management Sellers, each other party thereto. None of the Material Contracts requires any payments or the performance of any obligations that could reasonably be expected to have a Material Adverse Effect.

                (c) Except as set forth on Schedule 5.9(c) or 5.9(b), the Company (and, to the knowledge of the Management Sellers, each of the other party or parties thereto), has performed in all material respects all obligations required to be performed by it under each Material Contract. Except as set forth on Schedule 5.9(c), no event has occurred with respect to the Company or, to the knowledge of the Management Sellers, with respect to any other Person that (with or without lapse of time or the giving of notice or both) contravenes, conflicts with or results in a violation or breach of or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Material Contract. Except as set forth on Schedule 5.9(c), there are no pending renegotiations of, or requests to renegotiate, any Material Contract with any Person. The Company has not and, to the knowledge of the Management Sellers, no other party to any Material Contract has, repudiated any material provision thereof or terminated any

Material Contract and the Company has not received any notice that any other party or parties to any Material Contract intends to exercise any right of cancellation, termination or non-renewal thereof. The Company has heretofore delivered to Buyer true and complete copies of all written Material Contracts and a true and complete written summary of all oral Material Contracts.

                (d) Except as set forth on Schedule 5.9(d) or Schedule 5.8(c) (Leased Premises), (i) there are no "change of control" or similar provisions or any obligations arising under any Material Contract and (ii) none of the execution, delivery or performance of any Transaction Document or consummation of the Transaction will, under the terms, conditions or provisions of any Material Contract (A) require any Consent of, with or to any Person, (B) result in any increase in any payment or change in any term or (C) grant any repayment or repurchase rights to any Person.

                Section 5.10. Litigation.

                (a) Except as set forth on Schedule 5.10(a) or Schedule 5.7(c) (Intellectual Property Matters), (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Entity to which the Company or any of its Affiliates is party or by which, the Company or any of its Affiliates or any assets of any thereof is bound, and which relates to or affects the Company, the assets, properties, Liabilities or employees of the Company, any Transaction Document or the Transaction is in effect and (ii) neither the Company nor any of its Affiliates is party to or engaged in or, to the knowledge of the Management Sellers, threatened with any Action which relates to or affects the Company, the assets, properties, Liabilities or employees of the Company, any Transaction Document or the Transaction, and, to the knowledge of the Management Sellers, no event has occurred which could reasonably be expected to result in any such Action.

                (b) The Company is not in default under or with respect to any judgment, ruling, order, writ, decree, stipulation, injunction or determination of the type described in Section 5.10(a)(i).

                (c) No order has been made, petition presented or resolution passed for the winding-up of the Company and no meeting has been convened for the purposes of winding-up the

Company. The Company has not taken and, to the knowledge of the Management Sellers, no other Person has taken, steps for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's assets. The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors for the relief of its debts. The Company is not insolvent, and is not unable to pay its debts within the meaning of the Insolvency Act 1986.

                (d) None of the Actions set forth on Schedule 5.10(a) or
Schedule 5.7(c) (Intellectual Property Matters), if adversely determined, will have a Material Adverse Effect.

               Section 5.11. Environmental Matters. The Company has obtained all Permits of a material nature required under Environmental Law and has at all times complied with all applicable Environmental Laws and with the terms and conditions of those Permits and has filed all material notifications required. To the knowledge of the Management Sellers, there are no circumstances which could reasonably give rise to any modification, suspension or revocation of a Permit. To the knowledge of the Management Sellers, there are in relation to the Company no past or present events, conditions, circumstances, activities, practices or incidents which interfere with or prevent compliance with or which give rise to any common law or legal liability or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation relating to the Environment or any breach of Environmental Laws in any jurisdiction in which the Company has owned or leased property.


                Section 5.12. Financial Information.

                (a) Set forth on Schedule 5.12(a) are (i) the statutory accounts of the Company for the fiscal year ended March 31, 1999 filed with the Registrar of Companies, incorporating a statement of profit and loss, balance sheet and statement of cash flows for the period then ended, together with the notes thereto and the unqualified report of PricewaterhouseCoopers thereon (the "Statutory Accounts"), and (ii) the unaudited management accounts, including the unaudited balance sheet of the Company as of October 31, 1999 and the related statements of profit and loss for the seven months ended October 31, 1999 (the "Management Accounts").

The Statutory Accounts and the Management Accounts have been prepared from and in accordance with the books, accounts and financial records of the Company (which are maintained in accordance with UK GAAP) and in accordance with UK GAAP consistently applied (except that the Management Accounts are subject to year end audit adjustments and do not include a statement of cash flow or other notes thereto). The Statutory Accounts and the Management Accounts give a true and fair view, in conformity with UK GAAP applied on a consistent basis, of the financial position of the Company as of the dates to which they have been prepared and the profits and losses and, in the case of the Statutory Accounts, cash flows of the Company for the periods set forth therein.

                (b) Except for Liabilities (i) in the amounts set forth on
Schedule 5.12(b), (ii) in the amounts set forth in the Management Accounts or
(iii) arising in the ordinary course of business consistent with past practices since October 31, 1999 and which have not had and cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) arising in connection with the Transaction, the Company does not have any Liabilities (whether absolute or contingent, or accrued or unaccrued) of a nature required to be set forth on a balance sheet prepared in accordance with UK GAAP or disclosed in the notes thereto.

                (c) All accounts receivable of the Company arose from bona fide sales and deliveries of goods or performance of services in the ordinary course of business. None of such receivables are subject to any performance obligations by the Company prior to collection. All accounts receivable arising before October 31, 1999 have been adequately reserved in the October 31, 1999 Balance Sheet in accordance with UK GAAP. Except as has been reserved against in the October 31, 1999 Balance Sheet, or as set forth in Schedule 5.10(a) (Litigation), there is no material dispute with respect to the amount or validity of any receivables of the Company.

                (d) The inventories of the Company consists of items which are usable and, in the case of finished goods inventory, saleable at prevailing market prices in the ordinary course of business, except for obsolete materials and excess quantities, all of which, if purchased before October 31, 1999, have been written down in accordance with UK GAAP to the lower of cost or net realizable market value in the October 31, 1999 Balance Sheet. All inventories of the

Company have been procured and (in the case of work-in-process and finished goods inventory, produced for sale) in the ordinary course of business. Except as reserved against in the October 31, 1999 Balance Sheet, the quantities of each item of inventory are, in the opinion of the Management Sellers, not excessive and are consistent with anticipated requirements as of the time such Contracts therefor were made. The volume of production or purchases and orders for inventories have not been reduced or increased in anticipation of the Transaction.

                (e) As set forth in Schedule 5.12(e), the Company has made inquiries of suppliers of computer programs and software used in the operations of the Company (including critical business systems, facilities, shop floor controls and the flow of goods and services which the Company procures from third parties) concerning the ability of such computer programs and software correctly to recognize, calculate, sort, store, display and/or process dates outside of the range of 1900-1999, including the years 2000 and beyond, and correctly to recognize that the year 2000 is a leap year. Products sold by the Company correctly recognize, calculate, sort, store, display and/or process dates outside of the range of 1900-1999, including the years 2000 and beyond, and correctly recognize that the year 2000 is a leap year, to the extent such products include date sensitive software. Since December 31, 1999, the operations of the Company have not been materially interrupted or delayed due to phenomena related to "year 2000".

                Section 5.13. Compliance With Applicable Law.

                (a) Except as set forth on Schedule 5.13(a), (i) the Company is in compliance in all material respects and has complied in all material respects with all Laws applicable to the Company, including all Laws relating to the exportation of goods and services and export compliance and control, (ii) no material claims or complaints from any Governmental Entities or other Persons have been asserted or received by the Company or any of its Affiliates related to or affecting the Company and, to the knowledge of the Management Sellers, no claims or complaints are threatened, alleging that the Company or any Affiliate thereof is in violation of any Laws or Licenses applicable to the Company and
(iii) to the knowledge of the Management Sellers, no investigation, inquiry, or review by any Governmental Entity with respect to the Company is pending or threatened, nor, to the knowledge of the Management Sellers, has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

                (b) Neither the Company nor any Affiliate thereof, nor any director, officer, agent, employee or other Person associated with or acting on behalf of any of the Company or any Affiliate thereof has, directly or indirectly, used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any Governmental Entity or governmental, administrative or regulatory official or employee or to any political party or campaign from corporate funds or made any bribe, unrecorded rebate, payoff, influence payment, kickback or other unlawful payment.

                Section 5.14. Licenses. Schedule 5.14 contains a complete and accurate list of all material Licenses that are held by the Company. Except as specifically set forth on Schedule 5.14 and Schedule 5.7(b) (Commitments Relating to Intellectual Property), Schedule 5.8(c) (Leased Premises) and
Schedule 5.9(a) (Contracts), the Licenses listed on Schedule 5.14 constitute all the Licenses that are necessary for the Company to operate the Business and to own and use the Company's assets in compliance with all Laws applicable to such operation, ownership and use. All Licenses set forth as Schedule 5.14 are validly held by the Company and are in full force and effect. Except as set forth on Schedule 5.14, no Licenses set forth as Schedule 5.14 will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the consummation of the Transaction. The Company has complied in all material respects with all of the terms and requirements of the Licenses of the Company.

                Section 5.15. Employee Matters.

                (a) The Company is not a party to any Contract regarding collective bargaining or other Contract with any labor or trade union or collective bargaining group representing any employee of the Company, nor does any labor or trade union or collective bargaining agent represent any employee of the Company. No Contract regarding collective bargaining has been requested by, or is under discussion between management of the Company (or any management group or association of which the Company is a member or otherwise a participant) and any group of employees of the Company, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Company, nor are there any other current activities known to Sellers to organize any employees of the Company into a collective bargaining unit. There are no unfair labor practice charges or complaints pending or, to the knowledge of Sellers, threatened against the Company. Except as set forth on Schedule 5.15(a), there has never been any labor strike, slow-down, work stoppage, or other work-related dispute involving the Company and no such dispute is now pending or, to the knowledge of the Management Sellers, threatened against the Company.

                (b) Schedule 5.15(b) sets forth a complete and accurate list of each pension, retirement, savings, profit sharing, deferred compensation, medical, vision, dental, hospitalization, and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, incentive and special compensation and other plan and each other employee benefit plan, program or Contract to which the Company thereof contributes or is required to contribute, or which the Company thereof sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of the Company (other than the Company Options) (hereinafter referred to collectively as the "Plans").

                (c) Schedule 5.15(c) sets forth a complete and accurate list of each employment Contract (whether written or oral) and employment policy with or for the benefit of, or otherwise relating to, any employees of the Company. There are no termination, severance or retention agreements or any other Contract providing for severance or other termination payments to any employee whose employment is terminated, except Contracts listed in Schedule 5.15(c). Neither the Company nor, to the knowledge of Management Sellers, any employee is in default in any material respect under any employment Contract. Except as separately set forth on Schedule 5.15(c), none of the execution, delivery or performance of any Transaction Document or the consummation of the Transaction will result in any obligation to pay any employees of the Company severance pay or termination, retention or other benefits, except any benefits offered by the Buyer after the Closing, the sign-on bonuses to be offered to certain employees of the Company at the Closing, and the right of Option Holders to exercise Company Options immediately as a result of the Transaction and the exchange of Company Options for Buyer Options pursuant to this Agreement.

                (d) Schedule 5.15(d) contains a complete and accurate list of the following information (as of December 20, 1999) for each employee and director of the Company, including each employee on leave of absence, or disability status: job title; current compensation paid or payable; and the date on which service commenced.

                (e) Except as set forth on Schedule 5.15(e), the Company has never employed or retained any employees, consultants or independent contractors to provide services to the Company outside of the United Kingdom and the Company has never maintained, contributed to or incurred any Liability under any employee benefit plan, arrangement, program or Contract that is or was subject to ERISA.

                Section 5.16. Absence of Material Adverse Effect and Certain Events.

                (a) Except as set forth on Schedule 5.16(a), no conditions, circumstances or state of facts exist, and since March 31, 1999, there has not been any event, occurrence, change, development or circumstances which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                (b) Without limiting the generality of the foregoing, except as set forth on Schedule 5.16(b) or Schedule 5.15(c) (Employee Agreements), from and after March 31, 1999, the Company has conducted the Business only in the ordinary course consistent with past practices and the Company has not:

                        (i) suffered any loss to its property (whether through destruction, accident, casualty, expropriation, condemnation or otherwise) or its business, or incurred any liability, damage, award or judgment for injury to the property or business of others or for injury to any person (in each case, whether or not covered by insurance) in excess of Pound Sterling100,000 in the aggregate;

                        (ii) made any capital expenditure or series of capital expenditures in excess of Pound Sterling50,000 in the aggregate;

                        (iii) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any of their respective directors, officers, employees or agents, or agreed or promised (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers, employees or agents or, if it has done so, the position immediately prior to the date of this Agreement is set forth in Schedules 5.15(b) and (d);

                        (iv) sold, assigned, leased or transferred any of its assets or properties, other than sales of inventory in the ordinary course of business;

                        (v) except as set forth in Schedules 5.9(b) and
        (c)(Contracts), amended, renegotiated or terminated (other than by completion thereof) any Material Contract;

                        (vi) made any change in its accounting methods, policies, practices or principles;

                        (vii) waived or released any rights or claims of material value, including rights or claims under any Material Contract or waived or released any rights or claims against any Affiliate, director, officer or shareholder of the Company or any Affiliate or Associate of any thereof;

                        (viii) changed or modified any of the credit, collection or payment policies, procedures or practices of the Company, including acceleration of collections of receivables, failure to make or delay in making collections of receivables, acceleration of payment of payables or other Liabilities or failure to pay or delay in payment of payables or other Liabilities;

                        (ix) engaged in any discount activity with customers of the Company that has accelerated or would accelerate sales that would otherwise in the ordinary course of business consistent with past practices be expected to occur in later periods;

                        (x) declared, set aside, paid or made any dividend or other distribution with respect to any of its shares of capital stock, or otherwise made any payments to any of its shareholders in their capacity as such, or redeemed, repurchased or otherwise acquired any shares of its capital stock or other securities or any rights, options or warrants to acquire any such shares or other securities;

                        (xi) made any tax election, changed any annual tax accounting period, amended any tax return, settled or compromised any income tax liability, entered into any closing agreement, settled any tax claim or assessment, surrendered any right to claim a tax refund or failed to make the payments or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment; or

                        (xii) entered into any agreement or Contract (other than the Transaction Documents) to take any of the types of action described in subclauses (i) through (xi) of this Section 5.16(b).

                Section 5.17. Sufficiency of Assets. The assets and properties of the Company (including the Business Intellectual Property), whether owned, leased, licensed or otherwise held, constitute (a) all of the material assets and rights that are used by the Company in the operation of the Business as it is being conducted as of the date hereof and (b) all the property, real and personal, tangible and intangible, necessary for the Company to conduct the Business after the Closing as it is being conducted as of the date hereof.

                Section 5.18. Governmental Approvals. Except as set forth on
Schedule 5.18, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the consummation of the Transaction.

                Section 5.19 Product Warranty. No product manufactured, sold, leased or delivered or service rendered by the Company is subject to any guarantee, warranty or other indemnity beyond those set forth in the terms and conditions of sale contained in the Material Contracts set forth on Schedule 5.9(a) (Contracts) or as implied by Laws of England which can not be waived or excluded.

                Section 5.20. Insurance.

                (a) Schedule 5.20(a) sets forth a complete and accurate list of all insurance policies and surety bonds which the Company maintains with respect to the Company or its assets, Liabilities, employees, officers or directors ("Insurance Policies"). Except as set forth on Schedule 5.20(a), the Company has previously delivered to Buyer true and complete copies of all Insurance Policies.

                (b) The Insurance Policies: (i) in the opinion of the Management Sellers, will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any Transaction Document or consummation of the Transaction; (ii) in the opinion of the Management Sellers, insure the Company in reasonably sufficient amounts against all risks except as set forth on Schedule 5.20(b) usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located and (iii) are sufficient for compliance with all material requirements of Law and Contracts. The Company is current in all premiums or other payments due under each Insurance Policy and, to the knowledge of the Management Sellers, has otherwise performed in all material respects all of its respective obligations thereunder. The Company has not received any notice that any Insurance Policy is not in full force and effect, and the Management Sellers have no knowledge of any event, circumstance or condition that would cause (or would be reasonably likely to cause) any Insurance Policy not to be in full force and effect. The Company has given timely notice to the insurer under each Insurance Policy of all claims that may be insured thereby.

                Section 5.21. Bank Accounts; Powers of Attorney. Schedule 5.21 sets forth a complete and accurate list of: (a) all bank accounts, investment accounts and safe deposit boxes maintained by or on behalf of the Company, including the location and account numbers of all such accounts and safe deposit boxes, (b) the names of all Persons authorized to take action with respect to such accounts and safe deposit boxes or who have access thereto and (c) the names of all Persons holding general or special powers of attorney from the Company, and with copies of such documents or a summary statement of the terms thereof if not in writing.

                Section 5.22. No Material Misstatement or Omission. The Transaction Documents (including any schedule or exhibit thereto) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such Transaction Document not misleading in any material respect.

                Section 5.23. Supplemental Information Reviewed by the Buyer and/or Its Legal and Financial Advisers. Copies of the documents listed on and attached to Schedule 5.23 (the "Schedule 5.23 Documents") have been supplied to the Buyer and/or its legal and/or financial advisors at or prior to Closing. Except as expressly set forth on Schedule 5.16 or in any of the documents listed on Schedule 5.16, none of the Schedule 5.23 Documents may have, or includes information concerning any circumstance, event, condition or other matter that may have, a Material Adverse Effect. None of the Schedule 5.23 Documents is material, or includes information that is material concerning any circumstance, event, condition or other matter that is material, for purposes of Sections 5.1 through 5.22 (inclusive) or any Schedules to such Sections.

                                                                       EXHIBIT D

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                                                           Page
                                                           ----
Section 6.1.  Organization ............................      2
Section 6.2.  Authority; Binding Obligation ...........      2
Section 6.3.  No Breach ...............................      2
Section 6.4.  Governmental Approvals ..................      3
Section 6.5.  No Brokers ..............................      3
Section 6.6.  Investment Intent .......................      3
Section 6.7.  Buyer Stock .............................      3
Section 6.8.  Securities Act Exemptions ...............      3
Section 6.9.  SEC Filings; Financial Statements .......      4
Section 6.10. No Material Adverse Change ..............      4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                Buyer hereby represents and warrants to Sellers as follows:

                Section 6.1. Organization. Buyer is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware.

                Section 6.2. Authority; Binding Obligation. Buyer has all requisite corporate power and authority to execute and deliver each Transaction Document delivered or to be delivered by Buyer and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of each Transaction Document delivered or to be delivered by Buyer and the consummation by Buyer of the Transaction have been or will be duly authorized by all necessary and proper action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each other Transaction Document to be delivered by Buyer will be duly executed and delivered by Buyer and, when so executed and delivered, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

                Section 6.3. No Breach. None of the execution, delivery or performance by Buyer of any Transaction Document or the consummation by Buyer of the Transaction does or will, with or without the giving of notice or the lapse of time or both, conflict with, or result in a breach or violation of, or a default under (a) the Restated Certificate of Incorporation or By-Laws of Buyer,
(b) any Contract to which Buyer is a party or by which any of its properties or assets are bound or (c) any Law or License or other requirement to which Buyer or its properties or assets are subject, except, in the case of items (b) and
(c) above only, for those which would not have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the Transaction.

                Section 6.4. Governmental Approvals. Except for the Consents contemplated by the Registration Rights, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of any Transaction Documents or the consummation by Buyer of the Transaction, other than those which, if not obtained, would not have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the Transaction.

                Section 6.5. No Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor is there any basis for any such fee, commission or payment to be claimed by any Person against Buyer.

                Section 6.6. Investment Intent. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

                Section 6.7. Buyer Stock. The Buyer Stock to be issued to Sellers pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

                Section 6.8. Securities Act Exemptions. The offer and sale of shares of Buyer Stock in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Regulation S and/or Section 4(2) under the Securities Act. Neither Buyer, nor any of its Affiliates, nor any other Person acting on its or their behalf (i) has or will at any time offer, sell, contract to sell, pledge or otherwise dispose of shares of Buyer Stock or other securities of Buyer by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) or otherwise in a manner which would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of Buyer Stock under this Agreement or (ii) has made or will make any directed selling efforts in the United States (within the meaning of Rule 902 under the Securities Act).

                Section 6.9. SEC Filings; Financial Statements.

                (a) Buyer has filed all forms, reports and documents with the SEC since November 27, 1998 required to be filed by Buyer, each of which, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports or documents were filed. Buyer has heretofore made available to Sellers' Representative copies, in the form filed with the SEC (including any amendments thereto), of (i) its Annual Reports on Form 10-K for the fiscal year ended September 30, 1999 or (ii) all other reports or registration statements filed by Buyer with the SEC since November 27, 1998 (collectively, the "Buyer SEC Filings"). The Buyer SEC Filings did not contain, when filed, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (b) The consolidated financial statements of Buyer included in the Buyer SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and present fairly, in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates set forth therein and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since September 30, 1999, there has not been any change, or any application or request for any change, by Buyer or any of its consolidated subsidiaries in any accounting principles, methods or policies for financial accounting or tax purposes.

                Section 6.10. No Material Adverse Change. Since September 30, 1999, no event has occurred that has had a material adverse effect on the business, operations, assets and financial condition of Buyer and its subsidiaries, taken as a whole, other than as disclosed in the Buyer SEC Filings.


                                        5